                                                                EXHIBIT 10.1

                         MASTER LOAN PURCHASE AGREEMENT

                                     BETWEEN

                       PACIFICAMERICA MONEY CENTER, INC.,

                                   AS SELLER,

                                       AND

                           AAMES CAPITAL CORPORATION,

                                  AS PURCHASER





                          DATED AS OF OCTOBER 31, 1996

                                TABLE OF CONTENTS

                                                                                                                Page

                                   ARTICLE ONE
                                   DEFINITIONS

Section 1.01    Defined Terms...................................................................................  1

                                   ARTICLE TWO
                       PURCHASE AND SALE OF MORTGAGE LOANS

Section 2.01    Agreement to Offer and Sell Qualified Mortgage Loans to Purchaser..............................  11
Section 2.02    Sale and Conveyance of Mortgage Loans..........................................................  13
Section 2.03    Completion of Pool.............................................................................  14
Section 2.04    Representations and Warranties of Seller.......................................................  16
Section 2.05    Seller Information.............................................................................  16
Section 2.06    Additional Title Documents.....................................................................  16
Section 2.07    Notice to Hazard Insurers......................................................................  16

                                ARTICLE THREE
                  REPRESENTATIONS AND WARRANTIES OF SELLER

Section 3.01    Representations and Warranties of Seller.......................................................  16
Section 3.02    Representations and Warranties of Seller Regarding the Mortgage Loans..........................  18
Section 3.03    Repurchase of Mortgage Loans...................................................................  26

                                ARTICLE FOUR
                 REPRESENTATIONS AND WARRANTIES OF PURCHASER

Section 4.01    Representations and Warranties of Purchaser....................................................  27

                                ARTICLE FIVE
                  INDEMNIFICATION; REFINANCING OBLIGATIONS

Section 5.01    Indemnity of Seller............................................................................  28
Section 5.02    Indemnity of Purchaser.........................................................................  28
Section 5.03    Refinancing by Purchaser.......................................................................  29


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                                   ARTICLE SIX
                 TRANSFER OF SERVICING; REPORTS; RIGHT TO AUDIT

Section 6.01    Transfer of Servicing..........................................................................  29
Section 6.02    Payments Prior to Pool Closing Date............................................................  30
Section 6.03    Reports........................................................................................  30
Section 6.04    Right of Seller to Audit Records...............................................................  31

                                ARTICLE SEVEN

Section 7.01    Excess Spread Financing........................................................................  31

                                ARTICLE EIGHT
                                 TERMINATION

Section 8.01    Termination....................................................................................  31

                                ARTICLE NINE
                                MISCELLANEOUS

Section 9.01    Mandatory Delivery; Grant of Security Interest.................................................  31
Section 9.02    Entire Agreement...............................................................................  32
Section 9.03    Headings.......................................................................................  32
Section 9.04    Governing Law..................................................................................  32
Section 9.05    Public Announcements...........................................................................  32
Section 9.06    Successors and Assignees.......................................................................  33
Section 9.07    Modification...................................................................................  33
Section 9.08    Notices........................................................................................  33
Section 9.09    Parties in Interest............................................................................  34
Section 9.10    Waiver.........................................................................................  34
Section 9.11    Fees and Expenses..............................................................................  34
Section 9.12    Severability...................................................................................  35
Section 9.13    Counterparts...................................................................................  35
Section 9.14    No Use of Loan Information.....................................................................  35


                                  EXHIBIT INDEX

Exhibit A  --      Contents of Mortgage File
Exhibit B  --      Form of Mortgage Loan Conveyance Agreement
Exhibit C  --      Form of Securitization Notice
Exhibit D  --      Form of Guaranty
Exhibit E  --      Schedule of Litigation

         This MASTER LOAN PURCHASE AGREEMENT, dated as of October 31,1996 (this "Agreement"), between PACIFICAMERICA MONEY CENTER, INC., a Delaware corporation, as seller ("Seller"), and AAMES CAPITAL CORPORATION, a California corporation, as purchaser ("Purchaser"),

                          W I T N E S S E T H T H A T:

         WHEREAS, Seller is the owner of home equity mortgage loans, which Seller intends to offer to sell from time to time to Purchaser; and

         WHEREAS, Seller intends to sell such loans to Purchaser for subsequent securitization of such loans by Purchaser in exchange for the consideration set forth herein, under the circumstances specified herein;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser hereby agree as follows:

                                   ARTICLE ONE
                                   DEFINITIONS

         Section 1.01 Defined Terms. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

         Aames Mortgage Trust: Any trust that Purchaser may from time to time sponsor for the purpose of securitizing, among other things, any Mortgage Loans purchased pursuant to this Agreement.

         Accrued Interest: With respect to a Mortgage Loan and any date, interest accrued on the related Principal Balance at the applicable Mortgage Loan Interest Rate for the period commencing on the date following the day through which interest has last been paid.

         Adjustable Rate Mortgage Loan: Any Mortgage Loan with a Mortgage Loan Interest Rate that is adjustable (following an initial period during which such Mortgage Loan Interest Rate remains fixed) on Adjustment Dates occurring at regular periodic intervals, based on the Index plus the related Gross Margin subject to any Minimum Rate, Maximum Rate and any periodic limitations on adjustment from time to time, all as set forth in the related Mortgage Loan Schedule.

         Adjustment Date: With respect to an Adjustable Rate Mortgage Loan, any date on which a change to the Mortgage Loan Interest Rate on a Mortgage Loan becomes effective.

         Aggregate Quarterly Commitment Deficiency: With respect to each Quarterly Commitment Period, the sum of all Quarterly Commitment Deficiencies from previous Quarterly Commitment Periods reduced by all Quarterly Commitment Surpluses from previous Quarterly Commitment Periods; provided, however, that if this calculation results in a negative number, the Aggregate Quarterly Commitment Deficiency for such Quarterly Commitment Period is zero.

         Agreement: This Master Loan Purchase Agreement and all exhibits hereto and amendments hereof.

         Appraised Value: With respect to a Mortgage Loan, the appraised value of the related Mortgaged Property based upon the appraisal made at the time of origination of the Mortgage Loan and verified by a representative of Purchaser prior to the related Closing Date, or, in the case of a Mortgage Loan that is a purchase money mortgage loan, the sales price of the related Mortgaged Property if such sales price is less than such appraised value.

         Assignment: With respect to a Mortgage Loan, an instrument assigning the related Mortgage duly executed and in recordable form legally sufficient for the jurisdiction in which the applicable Mortgaged Property is located.

         Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of California are required or authorized by law, executive order or governmental decree to be closed.

         Closing Date: With respect to a Loan Package and each Mortgage Loan in such Loan Package, the date specified as the "Closing Date" in the related Mortgage Loan Conveyance Agreement.

         Collection Period: With respect to any Pool and any Distribution Date the "Collection Period" specified in the related Pooling and Servicing Agreement. The first Collection Period with respect to any Pool shall commence on the related Pool Cut-off Date.

         Combined Loan-to-Value Ratio: With respect to a Mortgage Loan, the ratio (expressed as a percentage) of (i) the sum of the Original Principal Amount of such Mortgage Loan plus the outstanding principal balance (at the time of the origination of such Mortgage Loan) of each mortgage loan secured by the related Mortgaged Property that is senior to such Mortgage Loan to (ii) the Appraised Value of the related Mortgaged Property.

         Coverage Amount: With respect to any Pool and any Distribution Date, the amount, if any, by which the Pool Principal Balance as of such date exceeds the portion of the principal amount of mortgage pass-through certificates issued by the related Aames Mortgage Trust that are deemed to evidence beneficial interests in such Pool.

         Coverage Requirement: With respect to any Pool, the percentage of the related Pool Principal Balance determined from time to time and specified as the "Coverage Requirement" in the related Securitization Notice, which amount is the amount of overcollateralization required by the related Credit Enhancer to be maintained as credit enhancement for such Pool.

         Credit Enhancer: With respect to any Pool, any unrelated third party (including specifically, without limitation, any monoline certificate insurer or line of credit provider) retained by Purchaser to provide credit enhancement in respect of the related Aames Mortgage Trust, which third party will be specified in the related Pooling and Servicing Agreement.

         Cut-off Date: With respect to each Mortgage Loan, the date established as the "Cut-off Date" in the related Mortgage Loan Conveyance Agreement, such date being the date as of which title to the Mortgage Loan (and the attendant rights to receive any and all payments in respect thereof) is deemed to pass from Seller to Purchaser.

         Deleted Mortgage Loan: A Mortgage Loan to be repurchased as provided in
Section 3.03.

         Distribution Date: With respect to any Pool, the day of each month specified as the "Distribution Date" in the related Pooling and Servicing Agreement.

         Excess Spread: With respect to any Pool and any Distribution Date, unless otherwise specified in the related Securitization Notice, the amount, if any, by which the sum of (i) the related Pool Deposit and (ii) the aggregate amount of interest collected on each Mortgage Loan in such Pool during all prior Collection Periods, in respect of Accrued Interest (reduced by the sum of (a) the aggregate of all Monthly Sponsor Fees with respect to such Pool payable through and including such Distribution Date, (b) the aggregate of all Servicing Fees with respect to such Pool payable through and including such Distribution Date, (c) the aggregate amount distributed on all prior Distribution Dates, and distributable on the related Distribution Date, in respect of interest at the related Pass- Through Rate on the portion of the principal amount of mortgage pass-through certificates issued by the related Aames Mortgage Trust that are deemed to evidence beneficial interests in such Pool, (d) the aggregate amount paid or withheld on all prior Distribution Dates, and payable or to be withheld on the related Distribution Date pursuant to the related Pooling and Servicing Agreement, in respect of credit enhancement provided to or on behalf of the related Aames Mortgage Trust by any Credit Enhancer and attributable to such Pool, (e) the aggregate amount of Losses with respect to any Mortgage Loans in such Pool during all prior Collection Periods, (f) if an "interest-only strip" is not issued by any Aames Mortgage Trust, the aggregate amount distributed on all prior Distribution Dates, and distributable on the related Distribution Date, in respect of interest at the related Purchased Excess Spread Rate on the aggregate Principal Balance of the Mortgage Loans in such Pool and (g) the aggregate of any amounts distributed to Seller in respect of the Excess Spread for the related Pool on all prior Distribution Dates) exceeds the related Coverage Requirement. Purchaser acknowledges that Seller shall retain its Excess Spread on any Mortgage Loan that is modified during the term of such Mortgage Loan. Notwithstanding anything to the contrary set forth in this Agreement, it is the intention of the Parties that the determination of the amount of Excess

Spread for any period shall be calculated in the same manner as the value of the residual interest held by Purchaser in the related Aames Mortgage Trust is calculated. Purchaser will use its best efforts to provide written notice to Seller before the Cut-off Date for any Pool of any material change in the method of determining Excess Spread for any Aames Mortgage Trust. In the event that a determination is made to make a material change in the method of determining Excess Spread for any Aames Mortgage Trust which would have a material adverse effect upon the economic benefits expected by Seller, in Seller's reasonable determination, pursuant to the terms of the then current definition of Excess Spread, Seller shall have the right, exercisable by providing notice to Purchaser on or before the Cut-off Date, to (i) accept the revised method of determining Excess Spread, (ii) repurchase all Mortgage Loans intended to be included in the related Aames Mortgage Trust or (iii) direct Purchaser to pay to Seller an amount equal to 7.0% of the Principal Balance of all Mortgage Loans included in the related Pool in lieu of all other compensation otherwise payable to Seller with respect to such Mortgage Loans under the terms of this Agreement. In addition, in the event of any material change in the method of determining Excess Spread which is made after the Cut-off Date and which would have a material adverse effect upon the economic benefits expected by Seller, in Seller's reasonable determination, pursuant to the terms of the then current definition of Excess Spread, Seller shall have the right, exercisable by providing notice to Purchaser on or before the related Pool Closing Date, to either (i) direct Purchaser to pay Seller an amount equal to 7.0% of the Principal Balance of all Mortgage Loans included in the related Pool in lieu of all other compensation otherwise payable to Seller under the terms of this Agreement with respect to those Mortgage Loans or (ii) accept the revised method of determining Excess Spread. Seller shall pay the Repurchase Price for any repurchased Mortgage Loans by the 30th day following the date on which Seller provides notice of exercise of its repurchase right. All Mortgage Loans either repurchased by Seller or paid for with a 7.0% premium as provided for in this paragraph shall be counted for the purpose of determining Seller's Quarterly Commitment Amount. In the event that Seller exercises any right to repurchase Mortgage Loans at the Repurchase Price or directs payment of the 7.0% premium, Seller shall have the right to terminate its obligation to sell, and Purchaser shall have the right to terminate any obligation to buy, any additional Qualified Mortgage Loans.

         Gross Margin: With respect to an Adjustable Rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note, which amount is added to the Index in accordance with the terms of the related Mortgage Note to determine the Mortgage Loan Interest Rate.

         Index: With respect to any Adjustable Rate Mortgage Loan, the applicable index for computing the Mortgage Loan Interest Rate as specified in the related Mortgage Note and the related Mortgage Loan Conveyance Agreement.

         Interim Net Spread: With respect to each Mortgage Loan purchased by Purchaser hereunder, all interest payments and prepayment fees received by Purchaser on such Mortgage Loan, beginning on the Closing Date of purchase thereof and ending on the Pool Closing Date, minus (i) the Servicing Fee payable to Purchaser and (ii) a monthly financing fee to be paid in arrears equal to the product of the following for each Mortgage Loan: (x) the Principal Balance of the Mortgage Loans on the Cut-off Date or the first day of each month following the Cut-off Date thereafter; (y) the applicable LIBOR Rate for such month plus 1.0%, divided by 360; and (z) the number of days of the applicable month for which Purchaser has held legal title to the Mortgage Loan.

         Junior Mortgage Loan: Any Mortgage Loan secured by a Mortgage with a lien of other than first priority.

         LIBOR Rate: The rate published in The Wall Street Journal, as available on the first Business Day of the applicable month, as the interest rate per annum at which one-month deposits in U.S.
dollars are offered to prime banks in the London interbank market.

         Loan Package: Any group of Mortgage Loans purchased hereunder pursuant to the same Mortgage Loan Conveyance Agreement.

         Loss: With respect to any Mortgage Loan as to which a determination has been made by Purchaser (or its successor) in accordance with the provisions of the related Pooling and Servicing Agreement that all amounts expected to be recovered from or on account of such Mortgage Loan (including amounts recovered upon disposition of the related Mortgaged Property and amounts recovered under any insurance policies relating to such Mortgage Loan) have been recovered, the Principal Balance of such Mortgage Loan that remains unpaid at the date of such determination after application of all amounts previously recovered from or on account of such Mortgage Loan and reimbursement of any costs and expenses incurred in connection with recovering amounts from or on account of such Mortgage Loan in accordance with the related Pooling and Servicing Agreement.

         Maximum Loan Amount: With respect to each Mortgage Loan, the Original Principal Amount together with all advances therefor made to the Obligor of such Mortgage Loan.

         Maximum Rate: With respect to an Adjustable Rate Mortgage Loan, any absolute maximum Mortgage Loan Interest Rate set by provisions in the related Mortgage Note.

         Minimum Rate: With respect to an Adjustable Rate Mortgage Loan, any absolute minimum Mortgage Loan Interest Rate set by provisions in the related Mortgage Note, subject to the initial Mortgage Loan Interest Rate first adjusting to a level in excess of such minimum Mortgage Loan Interest Rate in accordance with the terms of the Mortgage Note.

         Monthly Payment: With respect to any Mortgage Note, the amount of each monthly payment (other than any final balloon payment) payable under such Mortgage Note in accordance with its terms, including one month's accrued interest on the related Principal Balance at the then applicable Mortgage Loan Interest Rate, but net of any portion of such monthly payment that represents late payment charges, prepayment, modification or extension fees or collections allocable to payments to be made by Obligors for payment of insurance premiums or similar items.

         Monthly Sponsor Fee: With respect to any Pool and any Distribution Date, an amount equal to one-twelfth of 0.91% of the related Pool Principal Balance as of the beginning of the immediately preceding Collection Period payable to Purchaser on such Distribution Date.

         Mortgage: The mortgage, deed of trust or other instrument creating a first, second or third lien on an estate in fee simple in real property securing a Mortgage Loan.

         Mortgage File: The documents pertaining to a particular Mortgage Loan that are specified in Exhibit A to this Agreement and any additional documents required to be added thereto pursuant to this Agreement or the related Mortgage Loan Conveyance Agreement.

         Mortgage Loan: Any individual mortgage loan, including but not limited to, any and all rights, benefits, collateral, payments, recoveries, proceeds and obligations arising therefrom or in connection therewith, that is the subject of this Agreement.

         Mortgage Loan Conveyance Agreement: With respect to each Loan Package, the Mortgage Loan Conveyance Agreement, substantially in the form attached hereto as Exhibit B, executed with respect thereto.

         Mortgage Loan Documents: With respect to each Mortgage Loan, the (i) Mortgage Note and (ii) Mortgage.

         Mortgage Loan Interest Rate: With respect to any Adjustable Rate Mortgage Loan, the per annum rate of interest computed in accordance with the provisions of the related Mortgage Note as the sum of the Index and the Gross Margin, subject to any Minimum Rate, Maximum Rate or periodic limitation on adjustments to such rate applicable from time to time to the calculation of interest thereon. As to any other Mortgage Loan, the fixed per annum rate of interest applicable to the calculation of interest thereon specified in the related Mortgage Note.

         Mortgage Loan Schedule: With respect to each Loan Package, the schedule accompanying the related Mortgage Loan Conveyance Agreement that sets forth the following information with respect to each Mortgage Loan in such Loan Package:
(i) its identifying number; (ii) the name of the related Obligor; (iii) the mailing address of the Obligor and the street address of the related Mortgaged Property, including city, county, state and ZIP code; (iv) its date of origination; (v) the original number of months to stated maturity; (vi) its original stated maturity; (vii) its Original Principal Amount; (viii) the Principal Balance as of the Cut-off Date; (ix) the related Mortgage Loan Interest Rate as of the Cut-off Date and, with respect to any Adjustable Rate Mortgage Loan, the related Index, Gross Margin, Minimum Rate, Maximum Rate, initial Adjustment Date, frequency of Adjustment Dates and any periodic limitations on adjustment; (x) the scheduled Monthly Payment; (xi) the date in each month on which the Monthly Payment is due; (xii) its Combined Loan-to-Value Ratio or the ratio, expressed as a percentage of the Original Principal Amount of such Mortgage Loan to the Appraised Value of the related Mortgaged Property;
(xiii) the lien status of the related Mortgage and, with respect to any Junior Mortgage Loan, the principal amount (as of the date of origination) of all related Senior Liens; (xiv) whether the related Mortgaged Property is owner-occupied or non-owner-occupied; (xv) whether the related Mortgaged Property is a single-family residence, a two- to four-family residence or a condominium; (xvi) the credit grade of such Mortgage Loan as determined by Seller in accordance with Purchaser's grading system; (xvii) the date, if any, through which interest has been paid by the Obligor as of the Cut-off Date; (xviii) the amount of Accrued Interest as of the Cut-off Date; and
(xix) whether the related Mortgaged Property is owned in fee simple or held as a leasehold interest.

         Mortgage Note: The note or other instrument evidencing the indebtedness of an Obligor under the related Mortgage Loan.

         Mortgaged Property:  The underlying property securing a Mortgage Loan.

         Obligor: With respect to each Mortgage Loan, the individual who is the maker of the Mortgage Note and the mortgagor under the related Mortgage. If there is more than one maker of the Mortgage Note, the term "Obligor" shall refer to any or all of such makers as the context requires.

         Offer Termination Date: October 30, 1998, or such later date as may be agreed to by each Party in writing, or sooner if Seller's obligations have been terminated under Section 2.01(e) hereof or if Seller or Purchaser has exercised their respective rights with respect to terminating certain obligations contained in the definition of "Excess Spread" in this Section 1.01.

         Original Principal Amount: With respect to any Mortgage Loan, the original principal amount due under the related Mortgage Note as of its date of origination.

         Package Purchase Price: With respect to any Loan Package, the aggregate Principal Balance of the Mortgage Loans in such Loan Package as of the close of business on the related Cut-off Date.

         Party:  Seller or Purchaser.

         Pass-Through Rate: With respect to any Aames Mortgage Trust and any Distribution Date, the weighted average of the rates at which interest is computed on the related mortgage pass-through certificates for purposes of determining the amount of interest to be distributed on such Distribution Date in accordance with the related Pooling and Servicing Agreement.

         Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         Pool: All Mortgage Loans included in Loan Packages purchased by Purchaser under this Agreement during a Quarterly Commitment Period, other than Deleted Mortgage Loans, and designated as a "pool" for purposes of this Agreement. For convenience, each Pool shall be designated by the year of its sale and numbered sequentially (e.g., 1996-1, 1996-2, etc.).

         Pool Closing Date: With respect to any Pool, the date specified as the "Closing Date" for the related Aames Mortgage Trust as set forth in the related Pooling and Servicing Agreement.

         Pool Cut-off Date: With respect to any Pool, the date specified as the "Cut-off Date" or "Subsequent Cut-off Date," as applicable, for the related Aames Mortgage Trust in the related Pooling and Servicing Agreement, as set forth in the related Securitization Notice.

         Pool Deposit: With respect to a Pool, the amount, if any, specified by the related Credit Enhancer as necessary initial overcollateralization for such Pool, as set forth in the related Securitization Notice.

         Pool Principal Balance: As of any date, the aggregate Principal Balance of all Mortgage Loans in the related Pool as of such date.

         Pooling and Servicing Agreement: Any pooling and servicing or other trust agreement referred to in the related Mortgage Loan Conveyance Agreement pursuant to which an Aames Mortgage Trust is established and pursuant to which the Pool sold to Purchaser under the related Mortgage Loan Conveyance Agreement is securitized by Purchaser, a copy of which will be provided to Seller.

         Principal Balance: As to any Mortgage Loan and any date, the stated principal balance thereof as of the applicable Cut-off Date, less all amounts theretofore applied in reduction of such principal balance.

         Purchased Excess Spread Rate: As to any Pool and any related Aames Mortgage Trust that does not issue an "interest-only strip," the interest rate specified in the Securitization Notice and determined as provided in the definition of Supplemental Purchase Price to represent the rate that would be payable on a specified notional principal balance if such an "interest-only strip" had been issued by such Aames Mortgage Trust, which rate shall be deemed owed to Purchaser and deducted from Seller's Excess Spread as provided herein.

         Purchaser:  Aames Capital Corporation, a California corporation.

         Qualified Mortgage Loans: All mortgage loans in the A- through D product lines of the type described in any loan policy or the "Seller's Guide" approved by Purchaser for its own or any of its subsidiaries' or affiliates' wholesale lending programs, or for use by any other correspondent or wholesale lender that sells loans to Purchaser.

         Quarterly Commitment Amount: The aggregate principal amount of Qualified Mortgage Loans required to be offered for sale by Seller to Purchaser during any Quarterly Commitment

Period pursuant to Section 2.01, such amount being equal to the lesser of (i) the total aggregate Principal Balance of Qualified Mortgage Loans originated by Seller during such Quarterly Commitment Period and (ii) $50 million plus the Aggregate Quarterly Commitment Deficiency.

         Quarterly Commitment Deficiency: With respect to any Quarterly Commitment Period in which Seller offers for sale to Purchaser pursuant to
Section 2.01 Qualified Mortgage Loans with an aggregate Principal Balance less than $50 million, the difference between $50 million and the aggregate Principal Balance of Qualified Mortgage Loans so offered.

         Quarterly Commitment Period: Any three-month period ending on the last day of March, June, September and December during the Term of Agreement, the first such Quarterly Commitment Period commencing on the date of this Agreement and ending on December 31, 1996.

         Quarterly Commitment Surplus: With respect to any Quarterly Commitment Period in which Seller offers for sale to Purchaser pursuant to Section 2.01 Qualified Mortgage Loans with an aggregate Principal Balance more than $50 million, the difference between $50 million and the aggregate Principal Balance of Qualified Mortgage Loans so offered.

         Registration Statement: Any registration statement filed by Purchaser with the United States Securities and Exchange Commission relating to the offering and sale of mortgage pass-through certificates issued by an Aames Mortgage Trust.

         Repurchase Price: With respect to each Mortgage Loan, its Principal Balance on the date of repurchase, plus Accrued Interest through and including the date of repurchase.

         Residual Certificate: With respect to any Pool, the certificate representing the residual interest in the related Aames Mortgage Trust, entitling the holder of such certificate to distributions of the income from the related Aames Mortgage Trust after required payments of interest and principal to regular interest holders and expenses of such Aames Mortgage Trust.

         Securitization Notice: With respect to any Pool, the notice, substantially in the form attached hereto as Exhibit C sent to Seller by Purchaser pursuant to Section 2.03(a), setting forth certain information, including the Coverage Requirement, the Pool Cut-off Date, the Pool Deposit, the Supplemental Purchase Price (including present value the discount rate and premium value used to determine the Supplemental Purchase Price), the Purchased Excess Spread Rate (if any) and the Transaction Expense Share for such Pool. In addition, such Securitization Notice shall also set forth any modification to the definition of "Excess Spread" under this Agreement and such modification shall be effective with respect to calculations made with respect to the related Pool under this Agreement.

         Seller: PacificAmerica Money Center, Inc., a Delaware corporation that engages in personal property, commercial finance and consumer finance lending.

         Seller Information:  As defined in Section 2.05.

         Senior Lien: With respect to each Mortgage Loan, any recorded mortgage or mortgages having lien priority senior to the Mortgage in the amount set forth on the Mortgage Loan Schedule.

         Servicing Fee: For all periods prior to any Pool Closing Date, with respect to all Mortgage Loans for which servicing has been transferred from Seller to Purchaser pursuant to Section 6.01, an amount equal to 1/360th of the product of (a) the Principal Balance of each Mortgage Loan on the date that servicing of such Mortgage Loan is transferred; (b) the number of days between the date that servicing of such Mortgage Loan is transferred and the Pool Closing Date and (c) 0.50%. For all periods after any Pool Closing Date, with respect to any Pool and any Distribution Date, an amount equal to one-twelfth of 0.50% of the related Pool Principal Balance as of the beginning of the immediately preceding Collection Period, to be paid on such Distribution Date, to Purchaser (or its successor) in its capacity as servicer under this Agreement or the related Pooling and Servicing Agreement from amounts collected in respect of interest on the Mortgage Loans in the related Pool during the prior Collection Period.

         Supplemental Purchase Price: With respect to any Pool, an amount specified in the related Securitization Notice and equal to the sum of (i) the present value (as determined by the same investment bank(s) which determine the premium value as set forth below in this definition) of (a) the "interest-only strip" issued by the related Aames Mortgage Trust representing the premium value of the Mortgage Loans included in such Pool (exclusive of any Mortgage Loans that are or previously were Deleted Mortgage Loans and any Mortgage Loans that are or previously were ineligible for securitization due to excessive delinquencies), as determined by the investment bank engaged by Purchaser as lead manager for the related securitization, or (b) in the event that an "interest-only strip" is not issued by such Aames Mortgage Trust, then the premium value of such Mortgage Loans, equal to the average valuation made by two of the investment banks engaged by Purchaser as managers for the related securitization, based on the weighted average of the related Mortgage Loan Interest Rates (net of related Servicing Fees, Monthly Sponsor Fees and related Credit Enhancer's fees) relative to the rate at which comparable mortgage loans would be priced at par under market conditions existing at the date of the related Securitization Notice; minus (ii) the related Pool Deposit and (iii) the related Transaction Expense Share. If an "interest-only strip" is not issued by the related Aames Mortgage Trust, then the implied interest rate used to compute the related premium value of the related Mortgage Loans as provided in clause
(i)(b) of this definition (which rate would be the rate payable on a specified notional principal balance if an "interest-only strip" were issued by such Aames Mortgage Trust) shall be deemed to represent Purchased Excess Spread Rate for the related Pool.

         Term of Agreement: The period beginning as of the date of this Agreement and ending on the Offer Termination Date.

         Transaction Costs: All costs incurred by Purchaser in connection with the purchase of the Mortgage Loans included in a Pool, the establishment of the related Aames Mortgage Trust and the sale of mortgage pass-through certificates by such Aames Mortgage Trust, including, without limitation, legal, accounting, printing, underwriter's discount, initial Trustee's fee, initial Credit Enhancer's fee, rating agencies' fees, filing or recording fees and other customary costs of issuance; provided, however, that all costs relating to the preparation of any Registration Statement under which the public offering of related mortgage pass-through certificates will be conducted shall be deemed to constitute a portion of the Transaction Costs for a given Aames Mortgage Trust determined on the basis of the aggregate amount of mortgage pass-through certificates to be offered publicly in respect of such Aames Mortgage Trust relative to the aggregate principal amount of mortgage pass-through certificates registered under such Registration Statement.

         Transaction Expense Share: With respect to any Pool, Seller's pro rata share of the estimated Transaction Costs, based on the Pool Principal Balance as of the Pool Cut-off Date and the aggregate principal amount of all mortgage loans (including the Mortgage Loans in such Pool) in the related Aames Mortgage Trust, expressed as a percentage, as set forth in the related Securitization Notice.

         Trustee: With respect to any Pool, the trustee specified in the related Pooling and Servicing Agreement as the trustee for the related Aames Mortgage Trust.

                                   ARTICLE TWO
                       PURCHASE AND SALE OF MORTGAGE LOANS

         Section 2.01 Agreement to Offer and Sell Qualified Mortgage Loans to Purchaser.

         (a) During the Term of Agreement, Seller shall offer for sale to Purchaser during each Quarterly Commitment Period Qualified Mortgage Loans in an aggregate principal amount of not less than the Quarterly Commitment Amount. Purchaser will use its best efforts to include all Mortgage Loans purchased from Seller in the Aames Mortgage Trust formed by the end of the Quarterly Commitment Period in which such Mortgage Loans are purchased. If Purchaser does not include in any Aames Mortgage Trust at least 95% of all Mortgage Loans purchased prior to the related Pool Cut-off Date (other than any Mortgage Loans that have become delinquent prior to the Cut-off Date) Seller shall have no obligation to offer any additional Qualified Mortgage Loans, but Seller may, in its discretion, continue to offer Qualified Mortgage Loans for purchase under the terms of this Agreement, and Purchaser shall continue to be bound by its obligations hereunder with respect to all such Qualified Mortgage Loans so offered. In addition, Seller shall have the right, but not the obligation, to repurchase any Mortgage Loans that are not included in an Aames Mortgage Trust within 120 days after the date that such Mortgage Loans were sold to Purchaser hereunder, for the applicable Repurchase Price, less any amounts owed by Purchaser to Seller for Interim Net Spread.

         (b) Seller and Purchaser acknowledge that mortgage loans required to be offered by Seller to Purchaser and eligible for purchase under this Agreement, subject to the limitations specified in Sections 3.01 and 3.02, shall consist only of Qualified Mortgage Loans owned by Seller prior to the Offer Termination Date that can be securitized as part of an Aames Mortgage Trust by inclusion in a Pool that would have a Coverage Requirement less than or equal to 5%. Seller shall be under no obligation to offer any mortgage loans to Purchaser that are Qualified Mortgage Loans but could not be securitized as part of an Aames Mortgage Trust by inclusion in a Pool that would have a Coverage Requirement less than or equal to 5%. If, after the date of purchase of Mortgage Loans by Purchaser hereunder and before a Pool Closing Date, it is determined that the inclusion of one or more Mortgage Loans in a Pool will result in a Coverage Requirement that exceeds 5%, then Seller shall have the right to repurchase such Mortgage Loans, for the applicable Repurchase Price, less any amounts owed by Purchaser to Seller for Interim Net Spread with respect to such Mortgage Loans. All Mortgage Loans offered by Seller for sale to Purchaser hereunder shall be re- underwritten to Purchaser's underwriting guidelines (which shall be no less favorable than Purchaser's underwriting guidelines for its own or any of its subsidiaries' or affiliates' wholesale lending programs, or the underwriting guidelines applicable to any correspondent or wholesale lender of Purchaser) and, unless otherwise specifically agreed to by Purchaser, any Mortgage Loan that does not satisfy such guidelines shall not be deemed a Qualified Mortgage Loan for purposes of this Agreement. Purchaser's election to purchase any Mortgage Loan, as evidenced by its notice to Seller as provided in Section 2.01(c) hereof, shall be deemed to be a determination by Purchaser that such Mortgage Loan is a Qualified Mortgage Loan.

         (c) Seller may offer a proposed Loan Package of Qualified Mortgage Loans for sale to Purchaser at any time upon one Business Day's telephonic notice by providing Purchaser with a Mortgage Loan Schedule and such additional information with respect to such proposed Loan Package as Purchaser may reasonably request. Seller will use its best efforts to offer each Qualified Mortgage Loan promptly following the funding date thereof, and to transfer servicing of such Qualified Mortgage Loan immediately upon Purchaser's notification of its intention to purchase such Qualified Mortgage Loan. The Closing Date for the first $4,000,000 of Qualified Mortgage Loans offered on any single day shall not be more than five Business Days from the date the Loan Package is first presented to Purchaser; the Closing Date for any Qualified Mortgage Loans offered in excess of the first $4,000,000 on any single day shall be not more than ten calendar days from the date that such Qualified Mortgage Loans are first presented to Purchaser. Purchaser shall be obligated to purchase from Seller at least 95% of all Qualified Mortgage Loans offered by Seller; provided that, for the first two Quarterly Commitment Periods of this Agreement, Purchaser agrees that up to 50% of the Qualified Mortgage Loans purchased from Seller may consist of C- and D credit grade Qualified Mortgage Loans; thereafter, Purchaser agrees that it will accept C- and D credit grade Qualified Mortgage Loans from Seller that constitute at least the same percentage of the total Qualified Mortgage Loans offered by Purchaser in any Quarterly Commitment Period as the percentage of all other C- and D grade mortgage loans included in the Aames Mortgage Trust to be formed for that Quarterly Commitment Period. If Purchaser does not elect to purchase any Qualified Mortgage Loans (regardless of credit grade) eligible for purchase in accordance with the terms of this Agreement that are offered to Purchaser by Seller during any Quarterly Commitment Period, such Qualified Mortgage Loans shall nonetheless be counted against Seller's obligation to offer the related Quarterly Commitment Amount of Qualified Mortgage Loans as provided in Section 2.01(a) and Seller shall thereafter have the right to offer and sell the mortgage loans not accepted for purchase by Purchaser to other Persons for purchase, securitization or other disposition.

         (d) Seller may, at its option, delay the Closing Date (but not beyond the date which is 10 Business Days prior to the anticipated Pool Closing Date) for any purchase of Mortgage Loans, provided that transfer of servicing is made within five Business Days after the date the Loan Package is first accepted for purchase by Purchaser.

         (e) The agreement of Seller to offer Qualified Mortgage Loans exclusively to Purchaser pursuant to this Section 2.01 shall terminate on the Offer Termination Date or sooner, at the option of Seller, at any time after Seller has sold to Purchaser a total of $300,000,000 Mortgage Loans under this Agreement, provided that Seller may terminate its commitment to offer Qualified Mortgage Loans before $300,000,000 of Mortgage Loans have been sold hereunder if Purchaser makes a material change in its underwriting guidelines that would result in a material reduction in the amount of Mortgage Loans that could be sold by Seller under Purchaser's underwriting guidelines in effect immediately prior to such change. Seller will not, prior to the Offer Termination Date, sell Qualified Mortgage Loans of the type described in Section 2.01(b) to any Person (other than Purchaser) unless Qualified Mortgage Loans with an aggregate Principal Balance at least equal to the applicable Quarterly Commitment Amount are offered to Purchaser during each Quarterly Commitment Period, unless Purchaser otherwise consents in writing. Seller and Purchaser hereby agree that damages payable to Purchaser by Seller in respect of any breach by Seller of its obligation to sell Qualified Mortgage Loans with an aggregate Principal Balance of at least equal to the applicable Quarterly Commitment Amount under this
Section 2.01 shall be equal to 10% of the aggregate amount of the principal balances of the eligible mortgage loans sold by Seller to a Person other than Purchaser prior to the Offer Termination Date.

         Section 2.02 Sale and Conveyance of Mortgage Loans. To consummate the purchase and sale of a Loan Package, Purchaser and Seller shall undertake as follows with respect to the related Pool:

         (a) Mortgage Loan Conveyance Agreement. Seller and Purchaser shall execute and deliver a Mortgage Loan Conveyance Agreement with respect to such Loan Package. The Mortgage Loan Conveyance Agreement shall set forth, among other things, the Cut-off Date, the Closing Date and the Mortgage Loan Schedule with respect to the Loan Package to be purchased and shall incorporate by reference the provisions of this Agreement in respect of the related Loan Package so purchased.

         (b) Title to the Mortgage Loans and the Mortgage Files. On or prior to the Closing Date, Seller, at Seller's expense, shall deliver to Purchaser (or such other Person designated by Purchaser to accept delivery on its behalf) the Mortgage File for each Mortgage Loan in the related Loan Package against a receipt executed by Purchaser (or its designee) therefor. Upon payment of the related Package Purchase Price on the Closing Date, all right, title and interest to each Mortgage Loan in such Loan Package and the contents of each related Mortgage File and all benefits, collateral, payments, recoveries, proceeds and obligations arising therefrom or in connection therewith (including Accrued Interest, if any, through the related Cut-off Date), shall be deemed to have vested in Purchaser as of the related Cut-off Date. Any amounts received by Seller from the related Obligor in connection with the origination of any Mortgage Loan in the related Loan Package that constitute, or are in lieu of, future Monthly Payments or otherwise represent payments in respect of interest accrued for any period after the Cut-off Date for the related Loan Package shall be delivered to Purchaser on or prior to the Closing Date. All rights arising out of each such Mortgage Loan, including, but not limited to, all funds received on or in connection with such Mortgage Loan and all records or documents with respect to such Mortgage Loan prepared by or that come into the possession of Seller on or after the Closing Date shall be received and held by Seller in trust for the benefit of Purchaser as the owner of such Mortgage Loan until promptly delivered to Purchaser.

         (c) Payment of the Package Purchase Price. On the related Closing Date, Purchaser shall pay to Seller the Package Purchase Price for the related Loan Package identified in the related Mortgage Loan Conveyance Agreement by delivering to Seller an amount equal to the Package Purchase Price for such Loan Package.

         (d) Recording of Assignment. Seller shall prepare, complete and execute an Assignment covering each Mortgage Loan in the related Loan Package subject to the related Mortgage Loan Conveyance Agreement and deliver the same, together with the related intervening assignments, to Purchaser (or its designee) as part of the related Mortgage File. Purchaser shall file such Assignment(s) in the appropriate filing offices for recording and any costs associated therewith (including filing or recording fees) shall be included in Seller's Transaction Expense Share for the related Pool.

         (e) GAAP Treatment. The sale of each Mortgage Loan in a Loan Package shall be reflected on Seller's financial statements and records as a sale of assets in accordance with generally accepted accounting principles and such financial statements and records shall not indicate any residual, contingent or other interest or right of Seller in any Loan so sold, if applicable, except for entries evidencing the right to receive the Interim Net Spread, Supplemental Purchase Price and Excess Spread in accordance with generally accepted accounting principles.

         Section 2.03 Completion of Pool. In connection with the securitization of a Pool and the issuance of mortgage pass-through certificates by the related Aames Mortgage Trust, Purchaser and Seller shall undertake as follows with respect to the related Pool:

         (a) Securitization Notice. Prior to the related Pool Closing Date, and in any event within one Business Day after Purchaser receives the information necessary to complete the Securitization Notice, Purchaser shall deliver the related Securitization Notice to Seller.

         (b) Payment of Supplemental Purchase Price. On the related Pool Closing Date, the Supplemental Purchase Price for the related Pool will be paid. If the Supplemental Purchase Price is a positive number, such amount shall be paid by Purchaser to Seller, and if the Supplemental Purchase Price is a negative number, such amount shall be paid by Seller to Purchaser. Purchaser shall apply any amounts paid by Seller in respect of the related Pool Deposit for the purposes of providing credit enhancement with respect to such Pool in connection with the creation of the related Aames Mortgage Trust as contemplated by the related Pooling and Servicing Agreement.

         Purchaser shall be entitled to retain the Transaction Expense Share to cover related Transaction Costs and, except as provided in Section 2.03(c), the Transaction Expense Share shall not be refundable.

         (c) Computation of Actual Transaction Costs. Within 90 days after each Pool Closing Date, Purchaser will compute the actual Transaction Costs for the related Pool and will send Seller a report verifying such Transaction Costs. If the actual Transaction Costs for a Pool are less than the estimated Transaction Costs as of the related Pool Closing Date, Purchaser shall remit to Seller the amount by which the Transaction Expense Share computed on the basis of estimated Transaction Costs for the Pool as of the Pool Closing Date exceeds the Transaction Expense Share computed on the basis of actual Transaction Costs as of the date such costs are computed. If the actual Transaction Costs are higher than the estimated Transaction Costs as of the related Pool Closing Date, Seller shall pay to Purchaser the amount by which the Transaction Expense Share computed on the basis of actual Transaction Costs as of the date such costs are computed exceeds the Transaction Expense Share computed on the basis of estimated Transaction Costs as of the Pool Closing Date.

         (d) Payment of Amounts in Respect of Excess Spread to Seller. With respect to any Pool, Seller will be entitled to receive amounts in respect of the related Excess Spread on each Distribution Date, to the extent any distribution on the related Residual Certificate consists of amounts attributable to such Excess Spread; provided, however, that if Seller is in breach of its obligation to repurchase any Mortgage Loan that Purchaser has either repurchased pursuant to the demand of the Trustee of the related Aames Mortgage Trust or been directed to so repurchase by the Trustee of the related Aames Mortgage Trust (and such direction is not being contested in good faith by Purchaser), Purchaser shall be entitled to deduct the amount owed by Seller for such repurchase from any payments owed in respect of Excess Spread for any Pool. Purchaser shall remit any such Excess Spread to which Seller is then entitled, together with a statement indicating the manner in which the amount so remitted was calculated (including information as to any portion of such Excess Spread paid to Purchaser as provided above), within five Business Days of the related Distribution Date. No amounts in respect of Excess Spread for any Pool will be remitted to Seller for any Distribution Date unless the Coverage Amount for such Pool is greater than or equal to the related Coverage Requirement.

         (e) Guaranty of Excess Spread. Purchaser's obligation to pay Excess Spread (as well as certain other obligations of Purchaser) shall be guaranteed by Aames Financial Corporation, Purchaser's corporate parent, pursuant to the terms of a Guaranty, the form of which is attached hereto as Exhibit D.

         (f) Delinquent Mortgage Loans. If after the Closing Date with respect to any Mortgage Loan and before the related Pool Closing Date any Mortgage Loan sold by Seller to Purchaser shall, due to delinquent payments, become ineligible to be included in the related Aames Mortgage Trust for that Quarterly Commitment Period, Seller will have no obligation to repurchase such Mortgage Loan and Seller shall have no right to any Excess Spread, Supplemental Purchase Price or prepayment fees with respect to such Mortgage Loan in the event Purchaser includes such Mortgage Loan in an Aames Mortgage Trust for any subsequent Quarterly Commitment Period.

         (g) Payment of Amounts in Respect of Prepayment Fees. With respect to any Pool, Seller will be entitled to receive from Purchaser the total amount of prepayment fees paid on all Mortgage Loans included in such Pool during any Collection Period on the next Distribution Date following such Collection Period.

         Section 2.04 Representations and Warranties of Seller. The representations and warranties of Seller in Sections 3.01 and 3.02 below shall be deemed to be reaffirmed by Seller upon the execution of each Mortgage Loan Conveyance Agreement and to be true and correct in all respects as of the related Closing Date. Any breach of such representations and warranties shall be remedied in accordance with Section 3.01 or Section 3.02, as applicable.

         Section 2.05 Seller Information. Upon the request of Purchaser, Seller shall supply to Purchaser information regarding Seller, the Mortgage Loans, Seller's servicing practices and related matters. Seller hereby represents and warrants to Purchaser that any such information so furnished by Seller ("Seller Information") shall be true, correct and complete in all material respects. If requested by Purchaser, Seller shall cause a nationally recognized accounting firm to provide Purchaser with a letter in a form acceptable to Purchaser with respect to any Seller Information.

         Section 2.06 Additional Title Documents. Seller agrees that from time to time, upon the written request of Purchaser, Seller shall execute and deliver such further instruments and documents of conveyance as are presented to Seller by Purchaser as shall be reasonably necessary to vest in Purchaser legal or equitable title in and to any Mortgage Loan and the contents of any Mortgage File.

         Section 2.07 Notice to Hazard Insurers. Within 30 days after the Closing Date, Seller shall give notice to each hazard insurer of a Mortgaged Property (a) of the sale of each Mortgage Loan in the related Loan Package to Purchaser and (b) to change the name in the mortgagee endorsement on such insurance from Seller to that of Purchaser, and shall provide copies of each such notice to Purchaser. In addition, Seller shall execute and deliver any instrument or document as is presented to Seller by Purchaser as shall be reasonably necessary to effect the change in the related mortgagee endorsement and shall otherwise cooperate with Purchaser in connection therewith.

                                  ARTICLE THREE
                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Section 3.01 Representations and Warranties of Seller. Seller hereby represents and warrants to Purchaser that, as of the date hereof and as of each Closing Date:

                  (i) Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all licenses and qualifications necessary under applicable law to carry on its business as now being conducted and to perform its obligations hereunder; Seller has the power and authority to execute and deliver this Agreement and any Mortgage Loan Conveyance Agreement and to perform its obligations in accordance herewith and therewith; the execution, delivery and performance by Seller of this Agreement and any Mortgage Loan Conveyance Agreement (including all instruments of transfer to be delivered pursuant to this Agreement and any Mortgage Loan Conveyance Agreement) and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action; this Agreement and any Mortgage Loan Conveyance Agreement evidences the valid and binding obligation of Seller enforceable against Seller in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally or the application of equitable principles in any proceeding, whether at law or in equity;

                  (ii) All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any federal, state, or other governmental authority or agency, that are necessary in connection with the execution and delivery by Seller of this Agreement or any Mortgage Loan Conveyance Agreement, have been duly taken, given or obtained, as the case may be, are in full force and effect, are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by this Agreement or any Mortgage Loan Conveyance Agreement on the part of Seller and the performance by Seller of its obligations under this Agreement and any Mortgage Loan Conveyance Agreement;

                  (iii) Except as set forth on Exhibit E hereto, there is no action, suit, proceeding or investigation pending or, to the best of Seller's knowledge, threatened against Seller that, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of Seller or in any material impairment of the right or ability of Seller to carry on its business substantially as now conducted, or in any material liability on the part of Seller or that would draw into question the validity of this Agreement, any Mortgage Loan Conveyance Agreement or any Mortgage Loans or of any action taken or to be taken in connection with the obligations of Seller as contemplated herein or therein, or that would be likely to impair the ability of Seller to perform under the terms of this Agreement or any Mortgage Loan Conveyance Agreement;

                  (iv) Seller is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of Seller or its properties or might have consequences that would adversely affect its performance hereunder or under any Mortgage Loan Conveyance Agreement;

                  (v) The transfer, assignment and conveyance of Mortgage Loans by Seller pursuant to this Agreement and any related Mortgage Loan Conveyance Agreement are not subject to bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction; and

                  (vi) Any Seller Information so furnished by Seller to Purchaser is true, correct and complete in all material respects and does not omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         It is understood and agreed that the representations and warranties of Seller set forth in this Section 3.01 shall survive the sale and conveyance of any Mortgage Loan purchased hereunder and the termination of this Agreement. Upon discovery by either Seller or Purchaser of a breach of any of the foregoing representations and warranties, the Party discovering such breach shall give prompt notice to the other Party.

         Within 45 days after Seller's discovery or its receipt of notice of such breach, Seller shall cure such breach in all respects. If Seller is unable to cure such breach in all respects within such time period, Seller shall repurchase all Mortgage Loans that are materially and adversely affected by such breach at the Repurchase Price in accordance with Section 3.03 upon notice from Purchaser requesting Seller to repurchase such Mortgage Loans, but such repurchase shall not absolve Seller from responsibility for curing such breach in all respects as promptly as practicable.

         Section 3.02 Representations and Warranties of Seller Regarding the Mortgage Loans. Unless otherwise provided in the related Mortgage Loan Conveyance Agreement or otherwise waived in writing by Purchaser, Seller represents and warrants to Purchaser as of the Closing Date that, as to each Mortgage Loan conveyed to Purchaser by it:

                  (i) The information with respect to each Mortgage Loan set forth in the Mortgage Loan Schedule is true and correct as of the Cut-off Date;

                  (ii) All of the original or certified documentation set forth in the Mortgage File (including all material documents related thereto) with respect to each Mortgage Loan has been or will be delivered to Purchaser on the Closing Date;

                  (iii) Each Mortgaged Property is improved by a one- to four-family residential dwelling owned by the related Obligor in fee simple or, if so indicated in the Mortgage Loan Schedule, in which the related Obligor owns a leasehold interest in accordance with the requirements of Purchaser's "Seller's Guide," which dwelling may include condominiums and townhouses but shall not include co-operatives, manufactured housing units or mobile homes;

                  (iv) As of the Cut-off Date, no Mortgage Loan has a Combined Loan-to-Value Ratio in excess of the percentage specified in the related Mortgage Loan Conveyance Agreement;

                  (v) Each Mortgage Loan was originated by a savings and loan association, savings bank, commercial bank, credit union, insurance company, industrial loan company or similar institution that is supervised and examined by a federal or state authority, a mortgage loan broker or consumer finance lender supervised and licensed by the appropriate state agency of the jurisdiction in which the related Mortgaged Property is located or a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act; prior to the conveyance of each Mortgage Loan to Purchaser, such Mortgage Loan is being serviced (i) by Seller or one of its subsidiaries or (ii) by Purchaser;

                  (vi) Each Mortgage Loan that is not an Adjustable Rate Mortgage Loan bears a fixed rate of interest not less than the minimum fixed rate percentage specified in the related Mortgage Loan Conveyance Agreement. As of the related Cut-off Date, each Adjustable Rate Mortgage Loan had a Mortgage Loan Interest Rate of not less than the minimum adjustable rate percentage specified in the related Mortgage Loan Conveyance Agreement. The Mortgage Loan Interest Rate for each Adjustable Rate Loan will be adjustable on each related Adjustment Date and will equal the sum, rounded to the nearest three decimal places, of the Index plus the related Gross Margin, subject to any related Minimum Rates or Maximum Rates, in each case as specified in the related Mortgage Loan Schedule. No Adjustable Rate Loan is subject to negative amortization;

                  (vii) With respect to any Adjustable Rate Mortgage Loan, no Mortgage Loan Document contains any provision permitting or requiring conversion of the Mortgage Loan to a fixed rate nor is the Mortgage Loan Interest Rate conditioned upon the related Obligor maintaining accounts with Seller;

                  (viii) Each Mortgage Note provides for a schedule of substantially level and equal Monthly Payments that either (a) are sufficient to amortize fully the Principal Balance of such Mortgage Note on or before its maturity date or (b) together with a final scheduled payment of principal in an amount that may be substantially disproportionate to other scheduled payments of principal, which final scheduled payment of principal is due not less than 60 months nor more than 180 months after the date of origination of such Mortgage Loan, will result in complete amortization of the Principal Balance of such Mortgage Note on its maturity date provided, however, that in no event are the principal payments to be determined on the basis of an amortization schedule greater than 30 years;

                  (ix) Each Mortgage is a valid and subsisting first or junior lien of record on the Mortgaged Property subject, in the case of any Junior Lien, only to a Senior Lien on such Mortgaged Property and subject in all cases to the exceptions to title set forth in the title insurance policy with respect to the related Mortgage Loan, which exceptions are generally acceptable to home equity mortgage lending institutions, and such other exceptions to which similar properties are commonly subject and that do not individually, or in the aggregate, materially and adversely affect the benefits of the security intended to be provided by such Mortgage;

                  (x) Immediately prior to the sale, transfer and assignment herein contemplated, Seller held good and indefeasible title to, and was the sole owner of, each Mortgage Loan conveyed by Seller subject to no liens, charges, mortgages, encumbrances or rights of others, except with respect to liens that will be released simultaneously with such transfer and assignment herein contemplated, and Purchaser will hold good and indefeasible title to, and be the sole owner of, each Mortgage Loan subject to no liens, charges, mortgages, encumbrances or rights of others;

                  (xi) As of the Cut-off Date, (a) the Mortgage Loan is not 30 or more days contractually delinquent and (b) the Mortgage Loan has not been 60 or more days contractually delinquent during the 12-month period immediately preceding the Cut-off Date;

                  (xii) To the best knowledge of Seller, as of the Cut-off Date, there is no delinquent tax or assessment lien on any Mortgaged Property, and, to the knowledge of Seller, each Mortgaged Property is free of substantial damage and is in good repair and is not affected by hazardous or toxic wastes or substances;

                  (xiii) There is no offset, right of rescission, counterclaim or defense, including the defense of usury, with respect to any Mortgage Note or Mortgage, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable in whole or in part, or subject to any right to rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

                  (xiv) As of the Cut-off Date, there is no mechanic's lien or claim for work, labor or material affecting any Mortgaged Property that is or may be a lien prior to, or equal to or on a parity with, the lien of the related Mortgage except those that are insured against by any title insurance property referred to in paragraph (xvi) below;

                  (xv) Each Mortgage Loan at the time it was made complied in all material respects with applicable local, state and federal laws and regulations, including, without limitation, the federal Truth in Lending Act and other consumer protection laws, real estate settlement procedure, usury, equal credit opportunity, disclosure and recording laws;

                  (xvi) With respect to each Mortgage Loan, a lender's title insurance policy (issued in standard American Land Title Association form by a title insurance company authorized to transact business in the state where the related Mortgaged Property is located), in an amount at least equal to the Original Principal Amount of such Mortgage Loan insuring the mortgagee's interest under the related Mortgage Loan as the holder of a valid lien of record on the real property described in the related Mortgage (subject only to exceptions of the character referred to in paragraph (ix) above), was effective on the date of the origination of such Mortgage Loan, and, as of the Closing Date, such policy is in full force and effect and thereafter such policy shall continue in full force and effect and shall inure to the benefit of Purchaser upon consummation of the transactions contemplated by this Agreement and the related Mortgage Loan Conveyance Agreement;

                  (xvii) As of the Cut-off Date, either (a) the improvements upon each Mortgaged Property are covered by a valid and existing hazard insurance policy (which may be a blanket policy) with a generally acceptable carrier that provides for fire and extended coverage representing coverage not less than the least of (A) the Original Principal Amount of the related Mortgage Loan (together, in the case of a Junior Mortgage Loan, with the outstanding principal balance of all related Senior Liens), (B) the minimum amount required to compensate for damage or loss on a replacement cost basis or (C) the full insurable value of the Mortgaged Property; or (b) in the case of a Junior Mortgage Loan, a policy has been issued by a generally acceptable carrier that will cover the Original Principal Amount of such Junior Mortgage Loan in the event of a loss covered by a hazard typically insured against by the type of policy referred to in clause
         (a) above;

                  (xviii) If any Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy in a form meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with respect to such Mortgaged Property with a generally acceptable carrier in an amount representing coverage not less than the least of (a) the Original Principal Amount of the related Mortgage Loan (together, in the case of a Junior Mortgage Loan, with the outstanding principal balance of all related Senior Liens), (b) the minimum amount required to compensate for damage or loss on a replacement cost basis or (c) maximum amount of insurance that is available under the Flood Disaster Protection Act of 1973;

                  (xix) Each Mortgage and Mortgage Note is the legal, valid and binding obligation of the maker thereof and is enforceable in accordance with its terms, except only as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law), and all parties to each Mortgage Loan had full legal capacity to execute all documents relating to such Mortgage Loan and convey the estate therein purported to be conveyed; with respect to each Mortgage Loan, only one original Mortgage Note exists;

                  (xx) Seller has caused and will cause to be performed any and all acts required to be performed to preserve the rights and remedies of Purchaser in any insurance policies applicable to each Mortgage Loan, including any necessary notifications of insurers, assignments of policies or interests therein, and establishment of co-insured, joint loss payee and mortgagee rights in favor of Purchaser;

                  (xxi) Each original Mortgage has been recorded or has been delivered to the proper public recording office for recordation, and all subsequent assignments of the original Mortgage have been recorded in the appropriate jurisdictions wherein such recordation is required to perfect the lien thereof for the benefit of Purchaser (except any assignment to Purchaser pursuant to Section 2.02(d));

                  (xxii) The terms of each Mortgage Note and each Mortgage have not been impaired, altered or modified in any respect, except by a written instrument that has been recorded, if necessary, to protect the interest of Purchaser and that has been delivered. The substance of any such alteration or modification is reflected on the Mortgage Loan Schedule and has been approved by the primary mortgage guaranty insurer, if any;

                  (xxiii) The proceeds of each Mortgage Loan have been fully disbursed, and there is no obligation on the part of the mortgagee to make future advances thereunder. Any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing or recording such Mortgage Loans have been paid;

                  (xxiv) No Mortgage Note is or has been secured by any collateral, pledged account or other security other than the lien of the corresponding Mortgage;

                  (xxv)  No Mortgage Loan was originated under a buydown plan;

                  (xxvi) No Mortgage Loan has a shared appreciation feature or other contingent interest feature;

                  (xxvii) Except as otherwise specified in the related Mortgage Loan Conveyance Agreement, each Mortgaged Property is located in the United States and consists of one or more contiguous parcels of real property upon which is located a structure used as a residence;

                  (xxviii) Except as otherwise specified in the related Mortgage Loan Conveyance Agreement, each Obligor is a resident of the United States;

                  (xxix) Each Mortgage Loan contains a provision for the acceleration of the payment of the Principal Balance of such Mortgage Loan in the event the related Mortgaged Property is sold without the prior consent of the mortgagee thereunder;

                  (xxx) Any advances made after the date of origination of the Mortgage Loan but prior to the Cut-off Date have been consolidated with the outstanding principal balance secured by the related Mortgage, and the secured principal amount, as consolidated, bears the interest rate and has a single repayment term as reflected on the Mortgage Loan Schedule. The consolidated principal amount does not exceed the Maximum Loan Amount of the related Mortgage Loan and, as of the Cut-off Date, the consolidated principal amount is equal to the Principal Balance of such Mortgage Loan;

                  (xxxi) To the best knowledge of Seller, there is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property, nor is such a proceeding currently occurring;

                  (xxxii) To the best knowledge of Seller, all of the improvements that were included for the purposes of determining the Appraised Value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such Mortgaged Property, and no improvements on adjoining properties encroach upon such Mortgaged Property except those that are identified in the related title insurance policy and affirmatively insured;

                  (xxxiii) To the best knowledge of Seller, no improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation. As of the Closing Date, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of each Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities and such Mortgaged Property is lawfully occupied under applicable law;

                  (xxxiv) With respect to each Mortgage that is a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by Purchaser to any trustee under any deed of trust, except in connection with a trustee's sale after default by the related Obligor;

                  (xxxv) With respect to each Junior Mortgage Loan, either (A) no consent for such Mortgage Loan was required by the holder of the related Senior Lien(s) prior to the making of such Mortgage Loan or (B) such consent has been obtained and is contained in the related Mortgage File;

                  (xxxvi) Each Mortgage contains customary and enforceable provisions that render the rights and remedies of the holder thereof adequate for the realization against the related Mortgaged Property of the benefits of the security including by trustee's sale and by judicial foreclosure and there is no other exemption available to the related Obligor that would materially interfere with the right to sell the related Mortgaged Property at a trustee's sale or the right to foreclose upon the related Mortgaged Property;

                  (xxxvii) There is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and no event that, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; and Seller has not waived any default, breach, violation or event of acceleration;

                  (xxxviii) No instrument of release or waiver has been executed in connection with the Mortgage Loan, and no Obligor has been released, in whole or in part, except in connection with an assumption agreement that has been approved by the primary mortgage guaranty insurer, if any, and that has been delivered to Purchaser as part of the related Mortgage File;

                  (xxxix) The maturity date of each Junior Mortgage Loan is at least twelve months prior to the maturity date of the related Senior Lien(s) if such Senior Lien(s) provide(s) for a balloon payment;

                  (xl) To the best knowledge of Seller, there are no defaults in complying with the terms of the Mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents that previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item that remains unpaid and that has been assessed but is not yet due and payable. Except for payments in the nature of escrow payments, including, without limitation, taxes and insurance payments, Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Obligor, directly or indirectly, for the payment of any amount required by the terms of such Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is greater, to the date that precedes by one month the due date of the first installment of principal and interest;

                  (xli) All parties that have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2) (A) organized under the laws of such state, or (B) qualified to do business in such state, or (C) federal savings and loan associations or national banks having principal offices in such state, or (D) not doing business in such state so as to require qualification or licensing;

                  (xlii) No Mortgage Loan was selected by Seller for sale to Purchaser on any basis intended to adversely affect Purchaser;

                  (xliii) An appraisal of each Mortgaged Property was performed in connection with the origination of the related Mortgage Loan, and such appraisal is the appraisal referred to in determining the Appraised Value of such Mortgaged Property;

                  (xliv) With respect to each Junior Mortgage Loan, the related Senior Lien requires equal monthly payments or, if such Senior Lien bears an adjustable interest rate, the monthly payments for such Senior Lien may be adjusted no more frequently than monthly;

                  (xlv) With respect to any Junior Mortgage Loan with a related Senior Lien that provides for negative amortization, the balance of such Senior Lien used to calculate the Combined Loan-to-Value Ratio for such Junior Mortgage Loan is based on the maximum amount of negative amortization permitted under such Senior Lien;

                  (xlvi) Seller is not aware of any circumstances existing at the time of origination of any Mortgage Loan or at the related Cut-off Date that would lead it to believe the Obligor is unable to repay such Mortgage Loan in accordance with the terms of the related Mortgage Note;

                  (xlvii) Except as otherwise specified in the related Mortgage Loan Conveyance Agreement, each Mortgage Loan is secured by a Mortgaged Property that is maintained by the related Obligor as a primary residence;

                  (xlviii) Seller has not required the Obligor to sign a letter in connection with the origination of any Mortgage Loan in which such Obligor indicates its inability to repay such Mortgage Loan in accordance with the terms of the related Mortgage Note;

                  (xlix) Each Adjustable Rate Mortgage Loan was underwritten or re-underwritten as though such Mortgage Loan would initially have borne interest at a rate equal to the Index plus the related Gross Margin (determined at the time such underwriting was conducted);

                  (l) As of the Cut-off Date, no Mortgage Loan is secured by more than one Mortgaged Property;

                  (li) With respect to each Adjustable Rate Mortgage Loan, all of the terms of the Mortgage pertaining to interest rate adjustments, payment adjustments and adjustments of the outstanding Principal Balance are enforceable; such adjustments will not affect the priority of the Mortgage lien and all of the adjustments have been properly calculated, recorded, reported and applied in accordance with the Mortgage and applicable law;

                  (lii) All insurance policies are the valid and binding obligation of the insurer and contain a standard mortgagee clause naming the originator, its successors and assigns, as mortgagee. Such insurance policies require prior notice to the insured of termination or cancellation and no such notice has been received; each Mortgage obligates the Obligor thereunder to maintain all such insurance at the Obligor's cost and expense, and upon the Obligor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at the Obligor's cost and expense and to seek reimbursement therefor from the Obligor;

                  (liii) None of the Mortgage Loans is subject to a plan of bankruptcy and no Obligor has sought protection or relief under any state or federal bankruptcy or insolvency law during the term of the related Mortgage; and

                  (liv) Except as otherwise provided in the related Mortgage Loan Conveyance Agreement, no Mortgage Loan is secured by a Mortgaged Property upon which is affixed a modular home.

         It is understood and agreed that the representations and warranties of Seller set forth in this Section 3.02 shall survive the sale and conveyance of each Mortgage Loan and the termination of this Agreement, notwithstanding any restrictive or qualified endorsement on any related Mortgage Note. The representations and warranties shall not be impaired by any review or examination of the Mortgage File or other documents evidencing or relating to each Mortgage Loan or any failure on the part of Purchaser to review or examine such documents and shall inure to the benefit of any transferee of Purchaser. It is understood that Seller's obligations hereunder to cure any breach of any representation or warranty or to repurchase any Mortgage Loan are binding on and enforceable against Seller without regard to any limitation set forth in such representation or warranty concerning the knowledge of Seller as to the facts stated therein.

         Upon discovery by either Seller or Purchaser of a breach of any of the foregoing representations and warranties with respect to any Mortgage Loan, the Party discovering such breach shall give prompt notice to the other. Seller shall correct or cure such breach within 45 days of its discovery or its receipt of notice of such breach (and shall provide Purchaser within 30 days of its discovery or its receipt of notice of such breach with a written report of the actions Seller is taking to correct or cure such breach). If Seller is unable to correct or cure such breach within such period, Seller shall repurchase all Mortgage Loans that are materially and adversely affected by such breach at the Repurchase Price in accordance with Section 3.03 upon notice from Purchaser requesting Seller to repurchase such Mortgage Loans. Purchaser shall not be obligated to purchase any Qualified Mortgage Loans offered by Seller, and Seller shall not sell to any other purchaser Qualified Mortgage Loans, during any period in which Seller has not fulfilled its obligation to repurchase any Mortgage Loan that Purchaser has repurchased pursuant to the demand of the Trustee of the related Aames Mortgage Trust.

         Section 3.03 Repurchase of Mortgage Loans. If Seller is required to repurchase any Mortgage Loan (a "Deleted Mortgage Loan") pursuant to either
Section 3.01 or Section 3.02, Seller shall repurchase such Mortgage Loan at the Repurchase Price by the last Business Day of the month in which Seller's obligation to repurchase such Deleted Mortgage Loan arises. Purchaser agrees to execute and deliver to Seller any documents and instruments that may be necessary or advisable to convey, assign and transfer any such Deleted Mortgage Loan to Seller and shall redeliver the Mortgage File to Seller on the date Seller delivers the Repurchase Price to Purchaser.

         Within 30 days after Seller repurchases a Deleted Mortgage Loan, Purchaser shall give notice to each hazard insurer of a Mortgaged Property (a) of the sale of the related Deleted Mortgage Loan to Seller, and (b) to change the name in the mortgagee endorsement on such insurance from Purchaser to that of Seller, and shall provide copies of each such notice to Seller. In addition, Purchaser shall execute and deliver any instrument or document as is presented to Purchaser by Seller as shall be reasonably necessary to effect the change in the related Mortgagee endorsement and shall otherwise cooperate with Seller in connection therewith.

                                  ARTICLE FOUR
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Section 4.01 Representations and Warranties of Purchaser. Purchaser represents and warrants to Seller that as of the date hereof and as of each Closing Date:

                  (i) Purchaser is duly organized, validly existing and in good standing as a corporation under the laws of California. Purchaser is duly licensed and qualified to transact its business as currently conducted in the State of California;

                  (ii) Purchaser has full power and authority to acquire and hold each Mortgage Loan, to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement and any Mortgage Loan Conveyance Agreement. Purchaser has duly authorized the execution and delivery of this Agreement and any Mortgage Loan Conveyance Agreement, and this Agreement and any Mortgage Loan Conveyance Agreement constitute legal, valid and binding obligations of Purchaser, enforceable against it in accordance with their terms;

                  (iii) Neither the execution and delivery of this Agreement or any Mortgage Loan Conveyance Agreement by Purchaser, the acquisition of the Mortgage Loans by Purchaser, the consummation of the transactions contemplated by this Agreement or any Mortgage Loan Conveyance Agreement, nor the fulfillment of or compliance with the terms and conditions of this Agreement or any Mortgage Loan Conveyance Agreement, will violate Purchaser's articles of incorporation or by-laws, or constitute a default (or an event that, with notice or lapse of time, or both, would constitute a default) under, or result in a breach of any material contract, agreement or other instrument to which Purchaser is a party or that may be applicable to Purchaser;

                  (iv) The execution and delivery of this Agreement or any Mortgage Loan Conveyance Agreement by Purchaser and its compliance with the terms of this Agreement or any Mortgage Loan Conveyance Agreement will not constitute a violation of any order or decree of any court or any order or regulation of any federal or state governmental agency having jurisdiction;

                  (v) No litigation is pending or, to the best of Purchaser's knowledge, threatened against Purchaser, which if determined adversely to Purchaser, would adversely affect the purchase or servicing of the Mortgage Loans by Purchaser or the ability of Purchaser to pay

         Seller the Package Purchase Price, the Interim Net Spread, Supplemental Purchase Price, Excess Spread or Excess Spread financing (as provided in Section 7.01) as such obligations become due and payable;

                  (vi) No consent, approval, authorization, exemption, or order of, or notice to or registration or filing with any court or governmental agency, authority or administrative or regulatory body is required for the execution or delivery of this Agreement or any Mortgage Loan Conveyance Agreement by Purchaser, the acceptance of delivery of the Mortgage Files by Purchaser, the purchase of the Mortgage Loans by Purchaser or the consummation of the transactions contemplated by this Agreement or any Mortgage Loan Conveyance Agreement;

                  (vii) The consummation of the transactions contemplated by this Agreement and any Mortgage Loan Conveyance Agreement are in the ordinary course of business of Purchaser; and

                  (viii) No broker, finder or financial advisor is entitled to any fee or commission in connection with the transactions contemplated by this Agreement or any Mortgage Loan Conveyance Agreement based upon arrangements made by Purchaser or on its behalf.


                                  ARTICLE FIVE
                    INDEMNIFICATION; REFINANCING OBLIGATIONS

         Section 5.01 Indemnity of Seller. (a) Purchaser agrees to indemnify and hold harmless Seller from and against any claim, loss, liability, damage or expense (including, without limitation, reasonable attorneys' fees and disbursements and court costs and any such fees, disbursements and court costs incurred in establishing liability under this indemnity and in collecting amounts payable under this indemnity) arising out of or resulting from any material misrepresentation, material breach of any warranty or nonfulfillment of any agreement by Purchaser contained in this Agreement. In no event shall Purchaser be liable to Seller for any special, incidental or consequential damages or for any lost or anticipated profits; provided that this limitation on indemnity shall not limit Purchaser's primary liability or the liability of Aames Financial Corporation under its Guaranty for the obligations of Purchaser to Seller under this Agreement.

         (b) Purchaser further agrees to indemnify, defend and hold harmless Seller, its directors, officers, employees and agents, and its successors and assigns, against any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, attorneys' fees, expenses and disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against any of such indemnified parties, in any way related to the servicing of any Mortgage Loan purchased under this Agreement following the related Closing Date. This limited indemnity shall not apply to the servicing of any Mortgage Loan that Seller repurchases from Purchaser with respect to the period commencing on the Repurchase Date.

         Section 5.02 Indemnity of Purchaser. (a) Seller agrees to indemnify and hold harmless Purchaser from and against any claim, loss, liability, damage or expense (including, without limitation, reasonable attorneys' fees and disbursements and court costs and any such fees, disbursements and court costs incurred in establishing liability under this indemnity and in collecting amounts payable under this indemnity) arising out of or resulting from any material misrepresentation (including any misstatement in, or omission from, any Seller Information), material breach of any warranty or nonfulfillment of any agreement by Seller contained in this Agreement or any Mortgage Loan Conveyance Agreement. In no event shall Seller be liable to Purchaser for any special, incidental or consequential damages or for any lost or anticipated profits.

         (b) Seller agrees to indemnify and hold harmless Purchaser from and against any and all Losses on Mortgage Loans included in a Pool to the extent that such Losses result in the Coverage Amount for such Pool for any Distribution Date to be reduced to an amount less than zero and shall pay to Purchaser, promptly upon receipt of notice thereof, the amount of the deficiency in such Coverage Amount for such Distribution Date.

         Section 5.03 Refinancing by Purchaser. Purchaser agrees that it will not specifically target the Obligor(s) of any Mortgage Loans sold by Seller to solicit the refinance of such Mortgage Loans; provided, however, that nothing contained herein is intended to preclude the Purchaser from soliciting its servicing portfolio in accordance with its customary practice. Purchaser will use its best efforts to notify Seller within one Business Day of any demand for pay-off received from the Obligor(s) of any Mortgage Loan held in any Aames Mortgage Trust.

                                   ARTICLE SIX
                         TRANSFER OF SERVICING; REPORTS;
                                 RIGHT TO AUDIT

         Section 6.01 Transfer of Servicing. Seller has represented to Purchaser that the Mortgage Loans in each Loan Package are serviced by a subsidiary of Seller and are not subject to servicing agreements with any other third parties, and it is understood and agreed between Seller and Purchaser that the Mortgage Loans are to be delivered free and clear of any servicing agreements with third party servicers.

         The Parties will use their best efforts to develop mutually acceptable procedures with respect to the transfer of the servicing to Purchaser's servicing system and the transfer of the servicing of each Mortgage Loan in a Loan Package from Seller to Purchaser on or before the related Closing Date. On or before the related Closing Date, Seller shall transfer to Purchaser all of its rights to service each Mortgage Loan in the related Loan Package and Seller shall provide to the Obligor of each such Mortgage Loan notice of such transfer of servicing to Purchaser (with copies thereof to Purchaser) and shall take such other action as may be necessary or required to effect such transfer to Purchaser of each Mortgage Loan in the related Loan Package on the related Closing Date, in accordance with all applicable federal, state and local laws or regulations. In addition, Seller shall take all necessary action to ensure that Purchaser shall be the Party to receive notice from any tax monitoring or comparable service.

         If Seller has previously transferred to Purchaser the servicing on any Mortgage Loan prior to the date such Mortgage Loan is sold to Purchaser, Purchaser shall, on the 15th day of each month for the period prior to the related Cut-off Date, remit all payments received by Purchaser from the Obligor(s) of such Mortgage Loan during the previous calendar month, less the Servicing Fee for such month. If Seller has previously transferred to Purchaser the servicing on any Mortgage Loan prior to the date such Mortgage Loan is sold to Purchaser and such Mortgage Loan becomes delinquent prior to the date such Mortgage Loan is sold to Purchaser, Seller may determine not to sell such Mortgage Loan to Purchaser and notify Purchaser to return the servicing of such Mortgage Loan to Seller. Purchaser shall return the servicing of any such delinquent Mortgage Loan to Seller within five Business Days of such request and Seller shall bear all costs of such transfer.

          From and after the transfer of servicing on each Mortgage Loan, Purchaser shall service such Mortgage Loan in accordance with the servicing procedures and standards set forth in the applicable Pooling and Servicing Agreement for each Mortgage Loan held in any Aames Mortgage Trust. Purchaser will provide Seller with monthly servicing reports in such detail and format as Seller shall reasonably request as shall be consistent with Purchaser's servicing reports prepared for its own internal use. Purchaser shall further provide such additional information as Seller may from time to time reasonably request.

         With respect to any Deleted Mortgage Loan, Purchaser shall transfer to Seller all of its rights to service such Deleted Mortgage Loan in the same manner set forth herein.

         Section 6.02 Payments Prior to Pool Closing Date. After the related Cut-off Date and prior to the related Pool Closing Date for each Mortgage Loan purchased by Purchaser under this Agreement, Purchaser will remit to Seller on a monthly basis on the third Business Day of each month during the related period an amount equal to the Interim Net Spread with respect to such Mortgage Loan.

         Section 6.03 Reports. Purchaser shall provide to Seller the following reports on all Mortgage Loans for which servicing has been transferred to it by Seller, on a monthly basis or more frequently if prepared on a more frequent basis by Seller, containing the following information: (i) the loan number and name of the related Obligor of all Mortgage Loans previously purchased by Purchaser from Seller that are delinquent one or more payments in accordance with their original payment schedules, and a statement of the total Principal Balance and the amount and number of delinquent payments as of the most recently available date; (ii) the loan number and name of the related Obligor of all Mortgage Loans prepaid during the period covered by the report, the date of prepayment of each such Mortgage Loan, the identity of the new lender of the refinanced loan (unless such lender is a private party) and the amount of the prepayment penalty paid by the related Obligor; (iii) the loan number, name of the related Obligor, and Principal Balance and Accrued Interest owed for all defaulted Mortgage Loans that have been settled by Purchaser's acquisition of the Mortgaged Property, and a statement of the most current appraised value of each such Mortgaged Property and, if any such Mortgaged Property has been sold since the date of the last report, a statement of the net proceeds of sale; and
(iv) any other information or analyses that Seller reasonably requests from time to time to show the relationship between adverse loan performance factors in each Pool and types of loans included in such Pool. In addition, Purchaser shall provide to Seller copies of any and all audit and other reports prepared by Purchaser with respect to any Pool. Purchaser shall further provide to Seller a copy of Purchaser's unconsolidated financial statements, and a copy of the consolidated financial statements of Purchaser's parent, Aames Financial Corporation, in each case as prepared on a quarterly basis consistent with generally accepted accounting principles.

         Section 6.04 Right of Seller to Audit Records. Seller, its agents and any applicable regulatory agency having jurisdiction over Seller or one of its subsidiaries shall have the right, at any time during regular business hours within two Business Days after notice to Purchaser, to audit all records of Purchaser concerning any Mortgage Loans previously sold by Seller to Purchaser hereunder. The costs of any such audit shall be borne by Seller.

                                  ARTICLE SEVEN
                             EXCESS SPREAD FINANCING

         Section 7.01 Excess Spread Financing. (a) Concurrently with the date of this Agreement, Seller and Purchaser have entered an agreement for Purchaser to provide an advance to Seller with respect to the present value of Seller's interest in Excess Spread.

          (b) At such time as Purchaser obtains financing from an unrelated third party secured by a Residual Certificate that evidences that right to receive distributions derived in any part from payments, collections or recoveries in respect of a Pool, Purchaser may, at its option, provide to Seller the advance provided for in Section 7.01(a) or offer to Seller a financing arrangement on substantially similar terms that will be secured by Seller's right to receive Excess Spread attributable to such Pool.

                                  ARTICLE EIGHT
                                   TERMINATION

         Section 8.01 Termination. This Agreement shall terminate upon (i) the final payment or other liquidation (including sale to an Aames Mortgage Trust) of the last Mortgage Loan or (ii) the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan.

                                  ARTICLE NINE
                                  MISCELLANEOUS

         Section 9.01 Mandatory Delivery; Grant of Security Interest. The sale and delivery on the related Closing Date of the Mortgage Loans described on the related Mortgage Loan Schedule is mandatory, it being specifically understood and agreed that each Mortgage Loan is unique and identifiable as of the date of such Mortgage Loan Conveyance Agreement and that an award of money damages would be insufficient to compensate Purchaser for the losses and damages incurred by Purchaser in the event of Seller's failure to deliver such Mortgage Loans on or before the related Closing Date. Seller will grant to Purchaser a lien on and a continuing security interest in each Mortgage Loan in the related Loan Package and each document and instrument evidencing each such Mortgage Loan to secure the performance by Seller of its obligation under the related Mortgage Loan Conveyance Agreement, and Seller shall hold such Mortgage Loans in custody for Purchaser subject to Purchaser's (i) right, prior to the related Closing Date, to reject any Mortgage Loan under the terms of this Agreement and (ii) obligation to pay the Package Purchase Price for the related Mortgage Loans. All rights and remedies of Purchaser under this Agreement are distinct from, and cumulative with, any other rights or remedies under the Mortgage Loan Conveyance Agreement afforded by law or equity and all such rights and remedies may be exercised concurrently, independently or successively.

         Section 9.02 Entire Agreement. This Agreement (as supplemented by any Mortgage Loan Conveyance Agreement) constitutes the complete understanding between Seller and Purchaser with respect to the subject matter hereof and merges and supersedes all prior oral and written agreements, understandings, warranties and representations, and all contemporaneous oral agreements and understandings, with respect to such subject matter.

         Section 9.03 Headings. The headings and subheadings of the Articles and Sections contained in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement.

         Section 9.04 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to conflict of laws principles applied in the State of California. In connection with any action or proceeding arising out of or resulting from this Agreement, the Parties expressly consent to the jurisdiction of and confer nonexclusive jurisdiction upon any state or federal court of or in the State of California, and acknowledge that venue is proper therein.

         Section 9.05 Public Announcements. Neither Purchaser nor Seller shall make any public announcement or disclosure concerning this Agreement without the written consent of the other Party, which consent shall not be unreasonably withheld, except as may be necessary in connection with the resale of the Mortgage Loans by Purchaser or the public offering of mortgage pass-through certificates evidencing interests in any Aames Mortgage Trust and except as may otherwise be required by law.

         Section 9.06 Successors and Assignees. This Agreement may not be assigned in whole or in part by either Party without the written consent of the other. All terms and conditions of this Agreement shall be binding on the successors and permitted assignees of Seller and Purchaser. Purchaser hereby consents to Seller's assignment to Pacific Thrift and Loan Company of all its rights in and to the Initial Purchase Price, Interim Net Spread, the Supplemental Purchase Price and 80% of the Excess Spread due or to become due to Seller under this Agreement; provided, however, that any such assignment shall be subject to Purchaser's right of offset as provided in this Agreement and to the right of Purchaser to offset amounts owed to it or to Aames Financial Corporation under that certain Credit Agreement among Seller, Purchaser and Aames Financial Corporation dated the date hereof.

         Section 9.07 Modification. Unless otherwise expressly provided herein with respect to a Securitization Notice for the related Pool, no amendment or modification of this Agreement shall be effective except pursuant to a written agreement executed by the duly authorized representatives of Purchaser and Seller.

         Section 9.08 Notices. Any notice, request, demand, consent, approval or other communication hereunder to any Party shall be given in writing and shall be deemed to have been duly given when personally delivered, mailed by registered or certified mail, postage prepaid -- return receipt requested, or sent by a nationally recognized overnight courier service, or electronically transmitted by facsimile transmission with electronic confirmation of receipt with a copy sent by first class mail by the next Business Day, at its address set forth below or at such other address as it shall hereafter furnish in writing to the other. All notices and other communications shall be deemed given on the date received by the addressee.

                           If to Seller, to:
                           PacificAmerica Money Center, Inc.
                           21031 Ventura Boulevard, First Floor
                           Woodland Hills, California  91364-2210
                           Attention:  Richard D. Young,
                             Chief Operating Officer
                           Fax: (818) 992-8889

                           with a copy to:
                           Catherine DeBono Holmes, Esq.
                           Jeffer, Mangels, Butler & Marmaro LLP
                           2121 Avenue of the Stars, 10th Floor
                           Los Angeles, California  90067
                           Fax: (310) 203-0567

                           If to Purchaser, to:
                           Aames Capital Corporation
                           3731 Wilshire Boulevard, 10th Floor
                           Los Angeles, California  90010
                           Attention:  Gregory J. Witherspoon, Executive Vice
                             President -- Finance
                           Fax: (213) 487-5814
                           with copies to:
                           Aames Capital Corporation
                           3731 Wilshire Boulevard, 10th Floor
                           Los Angeles, California  90010
                           Attention:  Barbara S. Polsky, General Counsel
                           Fax: (213) 383-4580

                                -- and --

                           Andrews & Kurth L.L.P.
                           1701 Pennsylvania Avenue, N.W., Suite 200
                           Washington, DC  20006
                           Attention:  James A. Blalock III
                           Fax: (202) 662-2739

         Section 9.09 Parties in Interest. This Agreement is not intended to, and shall not confer upon anyone other than a Party, any legal or equitable rights, benefits, claims or remedies of any nature, it being the intention of the Parties that this Agreement and the obligations and statements of responsibilities contained in this Agreement are for the sole and exclusive benefit of Seller and Purchaser, and their successors and permitted assignees, and for the benefit of no other Person.

         Section 9.10 Waiver. Seller and Purchaser may waive their respective rights, powers or privileges under this Agreement, provided that such waiver shall be in writing. No failure or delay on the part of Seller or Purchaser to exercise any of their respective rights, powers or privileges under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege by Seller or Purchaser under this Agreement, nor shall any waiver operate or be construed as a future waiver of such right, power or privilege under this Agreement.

         Section 9.11 Fees and Expenses. Except as otherwise provided in this Agreement or in any Mortgage Loan Conveyance Agreement, each Party agrees to pay all fees and expenses that it has incurred in connection with or incidental to this Agreement and any Mortgage Loan Conveyance Agreement, including, but not limited to, any fees and disbursements of its accountants and counsel. To the extent this Agreement or any Mortgage Loan Conveyance Agreement provides that one Party is entitled to reimbursement from the other for fees and expenses incurred by it, such Party shall, as a condition precedent to such entitlement, provide reasonable documentation evidencing such fees and expenses upon request.

         Section 9.12 Severability. If any provision of this Agreement is finally held by a court of competent jurisdiction to be invalid or unenforceable, then, to the extent such invalidity or unenforceability shall not deprive either Party of any material benefit intended to be provided by this

Agreement, all of the remaining provisions of this Agreement shall remain in full force and effect and shall be binding upon the Parties.

         Section 9.13 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

         Section 9.14 No Use of Loan Information. Purchaser will not utilize any information obtained from Seller, including Mortgage Loan information or loan broker lists, to solicit loans for origination directly by Purchaser at any time during the Term of Agreement and for two years thereafter.

         Seller and Purchaser each has caused this Agreement to be executed on its behalf by its duly authorized officer.

                                    PACIFICAMERICA MONEY CENTER, INC.


                                    By:  /s/ Joel R. Schultz
                                       -------------------------------
                                         Joel R. Schultz
                                         President


                                    AAMES CAPITAL CORPORATION


                                    By:  /s/ Cary H. Thompson
                                       -------------------------------
                                         Cary H. Thompson
                                         Chief Operating Officer

                                    EXHIBIT A

                            CONTENTS OF MORTGAGE FILE

         With respect to each Mortgage Loan in a Loan Package, the Mortgage File shall include each of the following items, which shall be delivered to Purchaser pursuant to Section 2.02(b) of this Agreement.

         1. Original Mortgage Note endorsed, "Pay to the Order of [PURCHASER], without recourse" and signed in the name of Seller by an authorized individual (in the event that the Mortgage Loan was acquired by Seller in a merger, the signature must be in the following form:
                  ___________________________, successor by merger to [NAME OF
                  PREDECESSOR]").

         2.       Original recorded Mortgage.

         3. Copy of hazard insurance policy declaration page (if obtained by Seller on origination of the Mortgage Loan) and, if required by Seller, flood insurance policy certificate, including a copy of any endorsement or assignment thereto naming Purchaser as the loss payee.

         4.       Assignment.

         5.       Mortgage Loan application.

         6.       Appraisal.

         7.       Evidence of senior mortgage balance, if any.

         8. Original Notice of Right to Cancel, with Obligor's acknowledgment of receipt thereon.

         9. Original of any waiver of Right to Cancel signed by Obligor and by an officer of Seller.

         10.      Title insurance policy, if any.

         11. Written approval of primary mortgage guaranty insurer with respect to impairment, alteration, or modification of the Mortgage Note or Mortgage, if any.

         12.      Mortgage Loan Closing Statement.

         13. Notice to Obligor regarding transfer of servicing to Purchaser.

         14. A copy of all notices required to be delivered by Seller to any Obligor pursuant to applicable local, state and federal laws and regulations, including without limitation, the federal Truth-in-Lending Act and other consumer protection laws, real estate settlement procedures, usury, equal credit opportunity, disclosure and recording laws.

                                    EXHIBIT B

                   FORM OF MORTGAGE LOAN CONVEYANCE AGREEMENT

         PACIFICAMERICA MONEY CENTER, INC., as Seller, and AAMES CAPITAL CORPORATION, as Purchaser, pursuant to the Master Loan Purchase Agreement dated as of October 31, 1996 between themselves (the "Purchase Agreement"), hereby confirm their understanding with respect to the sale by Seller and the purchase by Purchaser of each of the Mortgage Loans listed on the attached Mortgage Loan Schedule (the "Purchased Mortgage Loans"). All capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Purchase Agreement.

         Conveyance of Purchased Mortgage Loans. Seller, concurrently with the execution and delivery of this Mortgage Loan Conveyance Agreement, does hereby irrevocably transfer, assign, set over and convey to Purchaser, without recourse (except as otherwise explicitly provided for herein) all of its right, title and interest in and to the Purchased Mortgage Loans, including specifically, without limitation, the Mortgages, the Mortgage Files and all other documents, materials and properties appurtenant thereto and the Mortgage Notes, including any amount received by Seller from the Obligor in connection with the origination of the Purchased Loans that constitute or, are in lieu of, future Monthly Payments or otherwise represent payments in respect of Accrued Interest for any period after the date of origination of such Purchased Loans on or after the Cut-off Date, together with all of its right, title and interest in and to the proceeds received on or after the Cut-off Date of any related insurance policies on behalf of Purchaser. If Seller cannot deliver the original Mortgage with evidence of recording thereon with respect to any Mortgage Loan concurrently with the execution and delivery of this Mortgage Loan Conveyance Agreement solely because of a delay caused by the public recording office where such original Mortgage has been delivered for recordation, Seller shall deliver an officer's certificate, with a photocopy of such Mortgage attached thereto, stating that such original Mortgage has been delivered to the appropriate public recording official for recordation. Seller shall promptly deliver to Purchaser such original Mortgage with evidence of recording indicated thereon upon receipt thereof from the public recording official. If Seller within four months from the Closing Date shall not have received such original Mortgage from the public recording official, it shall obtain, and deliver to Purchaser within six months from the Closing Date, a copy of such original Mortgage certified by such public recording official to be a true and complete copy of such original Mortgage as recorded by such public recording office.

         The costs relating to the delivery of the documents specified in this Mortgage Loan Conveyance Agreement shall be borne by Seller.

         Incorporation of the Purchase Agreement. Seller and Purchaser hereby agree that the terms and provisions of the Purchase Agreement with respect to the Purchased Mortgage Loan are hereby incorporated by reference and are a part hereof.

         Affirmation of Representations and Warranties. Seller hereby certifies that the representations and warranties set forth in Sections 3.01 and 3.02 of the Purchase Agreement are true and correct with respect to Seller as of the Closing Date and that the representations and warranties set forth in Section
3.02 of the Purchase Agreement are true and correct with respect to each Purchased Mortgage Loan as of the Cut-off Date. Seller hereby acknowledges and agrees that upon the breach of any such representations and warranties for any Purchased Loan, Purchaser may exercise and enforce any remedy in accordance with
Article III of the Purchase Agreement.

         Servicing of Purchased Mortgage Loans. Seller represents to Purchaser that the Purchased Mortgage Loans are serviced by Seller and are not subject to any third party servicing agreements as of the Closing Date of the related Purchased Loan. Seller hereby assigns and transfers to Purchaser all of its rights to service the Purchased Mortgage Loans.

         Mandatory Delivery; Grant of Security Interest. The sale and delivery on the related Closing Date of the Mortgage Loans described on the related Mortgage Loan Schedule is mandatory, it being specifically understood and agreed that each Mortgage Loan is unique and identifiable on the date hereof and that an award of money damages would be insufficient to compensate Purchaser for the losses and damages incurred by Purchaser in the event of Seller's failure to deliver the Mortgage Loans on or before the related Closing Date. Seller hereby grants to Purchaser a lien on and a continuing security interest in each Mortgage Loan and each document and instrument evidencing each such Mortgage Loan to secure the performance by Seller of its obligation hereunder, and Seller agrees that it holds such Mortgage Loans in custody for Purchaser subject to Purchaser's (i) right, prior to the related Closing Date, to reject any Mortgage Loan under the terms of this Mortgage Loan Conveyance Agreement and (ii) obligation to pay the Price for the Purchased Loans. All rights and remedies of Purchaser under this Mortgage Loan Conveyance Agreement are distinct from, and cumulative with, any other rights or remedies under the Purchase Agreement or afforded by law or equity and all such rights and remedies may be exercised concurrently, independently or successively.

                             MORTGAGE LOAN SCHEDULE

                  Additional Terms of Mortgage Loan Conveyance


Pool designation:  199_- _

Cut-off Date:

Closing Date:

Principal Balance:

Package Purchase Price:

Minimum Cut-off Date fixed rate percentage:

Minimum Cut-off Date adjustable rate percentage:

         All terms and conditions of the Purchase Agreement are hereby incorporated herein, provided that in the event of any conflict the provisions of this Mortgage Loan Conveyance Agreement shall control over the conflicting provisions of the Purchase Agreement.


                                     PacificAmerica Money Center, Inc.


                                     By:
                                        ------------------------------
                                          Name:
                                          Title:


                                     Aames Capital Corporation


                                     By:
                                        ------------------------------
                                          Name:
                                          Title:

                                    EXHIBIT C

                          FORM OF SECURITIZATION NOTICE


________________ __, 199_

PacificAmerica Money Center, Inc.
21031 Ventura Boulevard, First Floor
Woodland Hills, California  91364-2210

         Re:      Aames Mortgage Trust 199[ ]-[ ]

Ladies and Gentlemen:

         We are providing you with the following information pursuant to Section 2.03(a) of the Master Loan Purchase Agreement, dated as of October __, 1996 (the "Purchase Agreement"), entered into between Aames Capital Corporation and PacificAmerica Money Center, Inc. regarding the Pool of Mortgage Loans designated as "199[ ]-[ ]" to be included in the above-referenced Aames Mortgage Trust :

                  Coverage Requirement:

                  Pool Cut-off Date:

                  Pool Deposit:

                  Supplemental Purchase Price:

                  Present value of discount rate and premium value used to derive Supplemental Purchase Price:

                  Purchased Excess Spread Rate:

                  Transaction Expense Share:

                  Modification of definition of "Excess Spread" (if any):

         Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

                                    Sincerely,

                                    Aames Capital Corporation

                                    By:
                                       -------------------------------
                                       Name:
                                       Title:

                                    EXHIBIT D

                                FORM OF GUARANTY


         THIS GUARANTY (the "Guaranty") is made by AAMES FINANCIAL CORPORATION ("Guarantor"), a Delaware corporation, in favor of PacificAmerica Money Center, Inc. ("Seller"), a Delaware corporation, as of October 31, 1996.

                                    RECITALS

         WHEREAS, pursuant to that certain Master Loan Purchase Agreement of even date herewith (the "Agreement"), between Seller and Aames Capital Corporation ("Purchaser"), a Delaware corporation and wholly-owned subsidiary of Guarantor, Seller has agreed to sell and Purchaser has agreed to purchase, from time to time, home equity mortgage loans. Under the terms of the Agreement, Purchaser has agreed to make certain payments from time to time under the Agreement for loans sold by Seller to Purchaser, including payments of "Initial Purchase Price," "Interim Net Spread," "Supplemental Purchase Price" and "Excess Spread," all as defined in the Agreement, and Purchaser has further agreed to indemnify Seller from certain losses and liabilities, as provided in the Agreement.

         WHEREAS, as a material inducement to and in consideration of Seller's agreement to sell loans to Purchaser under the Agreement, Guarantor has agreed to execute and deliver to Seller this Guaranty and hereby acknowledges and agrees that it has, or will, derive economic and other pecuniary benefit as a result of Purchaser's purchase of loans under the Agreement.

                                    AGREEMENT

         NOW, THEREFORE, in order to induce Seller to sell loans to Purchaser, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, Guarantor hereby agrees as follows:

         1. Guarantor hereby unconditionally, absolutely and irrevocably guarantees, for the benefit of Seller, the full and prompt payment to Seller of all amounts which become due to Seller or its permitted assigns under the Agreement (all of which amounts are referred to as the "Obligations"), net of any obligations owed by Seller to Purchaser or AFC under the Agreement or under the Credit Agreement dated as of October 31, 1996 by and among Seller, Purchaser and Guarantor. Guarantor hereby covenants and agrees to take all such actions necessary to enable Purchaser to observe and perform all of its obligations under the Agreement and to refrain from taking any action which would directly or indirectly prevent Purchaser from observing and performing each and every one of Purchaser's obligations thereunder.

         2. The liability of Guarantor hereunder shall not be eliminated, exonerated, affected, impaired, limited or reduced in any way by any action taken by Seller under any provision hereof, or by any inaction, delay, failure or refusal of Seller to exercise any right or remedy Seller may have at law, in equity or under the Agreement against Purchaser or any other third party. Guarantor agrees that if any of the Obligations is not timely paid or performed as required under the Agreement, Guarantor, after receipt of written demand therefor by Seller shall immediately pay such Obligation when required of Purchaser under the Agreement, as if such Obligations constituted the direct and primary obligations of Guarantor; provided, however, that nothing contained herein shall be construed to deem Guarantor to be either a primary obligor or an "alter ego" of Purchaser. Guarantor shall indemnify, defend, protect and hold Seller harmless from any losses, liabilities, costs, expenses, causes of action and damages which arise out of any failure by Purchaser to pay any Obligations, as and when such costs, liabilities or damages are incurred.

         3. This Guaranty shall be a continuing guaranty (and Guarantor hereby waives the protections of California Civil Code Section 2815 which provides that a "continuing guaranty" may be revoked at any time, unless there is continuing consideration) and shall be binding upon Guarantor and upon its successors, legal representatives and assigns, and upon any Chapter 11 or Chapter 7 trustee of Guarantor that may be appointed in a bankruptcy proceeding, and shall remain in full force and effect and shall not be discharged, impaired or affected by
(a) the existence or continuance of any obligation on the part of Seller; (b) the existence or continuation of Purchaser as a legal entity; (c) the transfer by Purchaser of all or any part of its assets to any other corporation, person or entity; (d) any sale, pledge, surrender, alteration, substitution, exchange, change in, extension, modification or other disposition of any of the Obligations, all of which Seller is hereby expressly authorized to make from time to time without notice to Guarantor, or to any other party; or (e) the acceptance by Seller of any security for all or any part of the Obligations.

         4 Notice of acceptance of this Guaranty, the making of financial accommodations to Purchaser by Seller, the incurring of any expenses by Seller, and presentment, demand, protest, notice of protest, notice of nonpayment or default and all other notices to which Seller or Guarantor are or may be entitled are hereby waived. The Guarantor also waives notice of, and hereby consents to: (i) any amendment, modification, supplement, renewal, restatement or extensions of time of payment of or increase or decrease in the amount of any of the Obligations or to the Agreement, and the guarantee made herein shall apply to the Obligations as so amended, modified, supplemented, renewed, restated or extended, increased or decreased; (ii) the taking, exchange, surrender and releasing of collateral or guarantees now or at any time held by or available to Seller for the Obligations;(iii) the exercise of or refraining from the exercise of any rights against Purchaser; and (iv) the settlement, compromise or release of, or the waiver of any default with respect to, any Obligations. The Guarantor agrees that the amount of the Obligations shall not be diminished and the liability of the Guarantor hereunder shall not be otherwise impaired or affected by any of the foregoing.

         5. This Guaranty is absolute, unconditional and continuing. One or more successive or concurrent actions may be brought hereon against Guarantor either in the same action in which Purchaser is sued or in separate actions.

         6. In case proceedings are instituted by or against Purchaser or Guarantor in bankruptcy or insolvency, or for reorganization, arrangement, receivership or the like, or if Purchaser or Guarantor calls a meeting of creditors or makes any assignment for the benefit of creditors, or upon the occurrence of any event which constitutes a default or event of default under the Agreement, the liability of Guarantor for the entire Obligations shall mature, even if the liability of Purchaser does not.

         7. This Guaranty shall remain in full force and effect until the Obligations are paid in full. Guarantor agrees that this Guaranty shall remain in full force and effect or be reinstated, as the case may be, if at any time payment of any of the Obligations is rescinded or otherwise restored by Seller to Purchaser or to any other person who made such payment, or to the creditors or creditors' representative of Purchaser or such other person.

         8. No delay on the part of Seller in exercising any rights hereunder or failure to exercise the same shall constitute a waiver of such rights. No notice to, or demand on, Guarantor shall be deemed to be a waiver of the obligation of Guarantor to take further action without notice or demand as provided herein. No waiver of any of Seller's rights hereunder, and no modification or amendment of this Guaranty, shall be deemed to be made by Seller unless the same shall be in writing, duly signed on behalf of Seller, and each such waiver, if any, shall apply only with respect to the specific instance involved and shall in no way impair the rights of Seller or the obligations of Guarantor to Seller in any other respect at any other time.

         9. This Guaranty is binding upon Guarantor, its successors and assigns and shall benefit Seller and its respective successors, transferees and assigns. All references to Purchaser and Seller herein shall include their respective successors and assigns. This instrument shall be governed by, and construed and interpreted in accordance with, the laws of the State of California.

         10. GUARANTOR AND SELLER WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING INSTITUTED BY EITHER OF THEM AGAINST THE OTHER WHICH PERTAINS DIRECTLY OR INDIRECTLY TO THIS GUARANTY, ANY ALLEGED TORTIOUS CONDUCT BY THE GUARANTOR OR SELLER, OR, IN ANY WAY, DIRECTLY OR INDIRECTLY, ARISING OUT OF OR RELATED TO THE RELATIONSHIP BETWEEN GUARANTOR AND SELLER.

         11. Guarantor hereby irrevocably submit and consent to the exclusive jurisdiction of the courts of the State of California in and for the County of Los Angeles, and the United States District Court for the Central District of California with respect to any action or proceeding arising out of this Guaranty or any matter arising here from or relating hereto.

         12. In the event of any dispute between the parties or their permitted assignees, whether or not resulting in litigation, the prevailing party shall be entitled to recover from the other party all of its costs and expenses, including court costs and actual attorneys' fees, incurred in connection with the action. "Prevailing party" shall include, without limitation, a party who dismisses an action for recovery in exchange for sums allegedly due, performance of covenants allegedly breached or consideration substantially equal to the relief sought in the action, or which receives in connection any dispute, performance from the other party substantially equivalent to any of these.

         13. Should any provision of this Guaranty be determined to be illegal or unenforceable, all other provisions hereof shall nevertheless be deemed effective.

         14. No provision of this Guaranty or right of Seller hereunder may be waived, nor shall Guarantor be released from performance of Guarantor's obligations hereunder, except by a writing duly executed by Seller, which may be withheld in its sole and absolute discretion.

         15. Guarantor, from time to time following Seller's request, shall execute and deliver to Seller (i) an estoppel certificate containing such truthful information as Seller may reasonably request, and (ii) such further instruments or documentation as may reasonably be requested by Seller to ratify and confirm this Guaranty and the continuing liability of Guarantor hereunder.

         16. Section 9.08 Notices. Any notice, request, demand, consent, approval or other communication hereunder to any Party shall be given in writing and shall be deemed to have been duly given when personally delivered, mailed by registered or certified mail, postage prepaid -- return receipt requested, or sent by a nationally recognized overnight courier service, or electronically transmitted by facsimile transmission with electronic confirmation of receipt with a copy sent by first class mail by the next Business Day, at its address set forth below or at such other address as it shall hereafter furnish in writing to the other. All notices and other communications shall be deemed given on the date received by the addressee.

                  If to Seller, to:
                           PacificAmerica Money Center, Inc.
                           21031 Ventura Boulevard, First Floor
                           Woodland Hills, California  91364-2210
                           Attention:  Richard D. Young,
                             Chief Operating Officer
                           Fax: (818) 992-8889

                           with a copy to:
                           Catherine DeBono Holmes, Esq.
                           Jeffer, Mangels, Butler & Marmaro
                           2121 Avenue of the Stars, 10th Floor
                           Los Angeles, California  90067
                           Fax: (310) 203-0567

                           If to Guarantor, to:
                           Aames Financial Corporation
                           3731 Wilshire Boulevard, 10th Floor
                           Los Angeles, California  90010
                           Attention:  Gregory J. Witherspoon, Executive Vice
                              President -- Finance
                           Fax:

                           with a copy to:
                           Aames Financial Corporation
                           3731 Wilshire Boulevard, 10th Floor
                           Los Angeles, California  90010
                           Attention: Barbara S. Polsky, General Counsel
                               Fax: (213) 383-4580

         IN WITNESS WHEREOF, Guarantor has executed and delivered this Guaranty as of the day and year first above written.


                                  AAMES FINANCIAL CORPORATION,
                                  a Delaware corporation



                                           By: /s/ Cary H. Thompson
                                              -------------------------------
                                           Name:  Cary H. Thompson
                                           Title: Chief Operating Officer

                                    EXHIBIT E

                         LITIGATION AND POTENTIAL CLAIMS
                      OF PACIFICAMERICA MONEY CENTER, INC.


                  PacificAmerica Money Center, Inc. ("PAMM") its predecessor, Presidential Mortgage Company ("Presidential") and the subsidiaries of PAMM are parties to certain legal proceedings incidental to its lending and trust deed foreclosure service businesses, some of which seek unspecified damages or substantial monetary damages in the form of punitive damages. The ultimate outcome of such litigation cannot presently be determined. Management, after review and consultation with counsel, and based upon historical experience with prior collection actions, believes that the outcome of such proceedings would not have a material adverse impact on PAMM's business, financial condition or results of operations.

                  In addition to actions incidental to its lending business, PAMM, Presidential and/or the subsidiaries of PAMM are parties to the following actions:

                  ENVIRONMENTAL ACTIONS. Presidential and Pacific Thrift acquired two properties in foreclosure (the "Whittier" and "San Bernardino" properties) which were used by borrowers unaffiliated with Presidential for metal plating operations involving hazardous materials. After acquisition of the two properties, Presidential and Pacific Thrift each received notices from local government authorities requiring removal of hazardous materials left by the prior owners of each of the properties and remediation of soil contamination.

                  Presidential and Pacific Thrift engaged an independent environmental consulting firm to determine the extent of soil contamination of each of the properties, and to prepare proposed remediation plans for each site. The proposed remediation plans, which were completed in September 1994, had an estimated cost of $674,000 to Presidential and $820,000 to Pacific Thrift, including consulting and special counsel fees. These amounts were accrued at December 31, 1993 and reserved for payment as expenses were incurred.

                  In April 1995, Pacific thrift obtained a revised estimate for the cost of environmental remediation of the Whittier property it acquired in foreclosure. The new estimated cost is significantly lower than the original estimate. Therefore, in April and May, 1995, Pacific Thrift reversed $378,000 of the reserve which had been set aside to pay for remediation. Remediation was completed in July 1995, and the property is now listed for sale.

                  Presidential obtained a revised bid of $500,000 to complete environmental remediation of the San Bernardino property it acquired in foreclosure. Remediation was completed in December 1995, and the closure plan was approved by the government agency overseeing the remediation process in April 1996. The property is now listed for sale.

                  On January 2, 1994, Presidential and Pacific Thrift implemented a comprehensive environmental policy which requires environmental risk assessment by appraisers of every new loan made by Presidential or Pacific Thrift and a full environmental risk report on any commercial or industrial property used as collateral for a loan of $250,000 or more. The policy provides that no loan will be made in the event an environmental risk assessment or report indicates the possible presence of environmental contamination. In addition, the policy provides that no property will be acquired in foreclosure if facts are discovered indicating the existence of significant environmental contamination. If Presidential or Pacific Thrift determines not to foreclose on a secured property due to environmental contamination, the collectability of a loan could be substantially reduced.

                  FORECLOSURE PUBLICATION FEES ACTION. On June 6, 1995, two subsidiaries of PAMM, Consolidated Reconveyance Company ("CRC") and Lenders Posting and Publishing Company ("LPPC"), were served with a complaint by Consumer Action and two consumers suing both individually and on behalf of the general public in a purported class action filed in the Superior Court of Contra Costa County, California. The complaint named CRC and LPPC, along with 13 other foreclosure service and foreclosure publishing companies, and alleges that all named defendants charge fees in excess of the statutorily permitted amount for publication of notices of trustee sales. The complaint seeks restitution of all excess charges, an injunction against the charging of excessive fees in the future and attorneys fees. In January 1996, LPPC and two other posting and publishing companies were dismissed from the option without prejudice. The case is still in the pleading stage, discovery has not yet commenced and the purported class of plaintiffs has not yet been certified.

                  On April 23, 1996, CRC was served with a complaint by seven individuals suing both individually and on behalf of the general public in a purported class action filed in the Superior Court of Los Angeles County, California. The complaint names over 50 defendants, including numerous title insurance companies and trust deed services companies, generally alleging that the title insurance companies did not make certain refunds of certain trustee sale guarantee ("TSGs") fees which they were required to make under the terms of a settlement of a previous case (in which CRC was not named), and that the trust deed services companies failed to purchase less costly alternative products, to request and remit refunds in the cost of TSGs or to advise the members of the class of their right to a refund from the title insurance companies. The complaint seeks restitution of all excess charges, an injunction against the practices cited and attorneys fees. The case is still in the pleading stage, discovery has not yet commenced and the purported class of plaintiffs has not yet been certified.

                  Management believes that CRC has charged foreclosure and publication and TSG fees in compliance with applicable law. However, if the above described actions were decided against CRC, management estimates that CRC's aggregate potential liability would not exceed $1 million. A liability of $1 million, or even a lesser amount, could have a material adverse effect on the consolidated annual earnings of PAMM, but would likely not have a material adverse effect on the financial condition or longer term earning of PAMM.